LOAN AND SECURITY AGREEMENT

                         DATED AS OF NOVEMBER 1, 1995

                                    between

                         HIBBETT SPORTING GOODS, INC.

                                      and

                           HIBBETT TEAM SALES, INC.,

                                 as Borrowers,

                                      and

                            HELLER FINANCIAL, INC.,

                            as Agent and as Lender



                          LOAN AND SECURITY AGREEMENT

      This LOAN AND SECURITY AGREEMENT is dated as of November 1, 1995 and entered into among HIBBETT SPORTING GOODS, INC. ("Hibbett") and HIBBETT TEAM SALES, INC. ("Hibbett Team"), each an Alabama corporation (Hibbett and Hibbett Team, each a "Borrower" and collectively, "Borrowers"), each with its principal place of business at 131 South 25th Street, Birmingham, Alabama 35211, the financial institutions listed on the signature pages hereof and their respective successors and assigns (each individually a "Lender" and collectively Lenders) and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with offices at 500 W. Monroe Street, Chicago, Illinois 60661, for itself as a Lender and as Agent. All capitalized terms used herein are defined in Section 1 of this Agreement.

      WHEREAS, Borrowers desire that Lenders extend a credit facility to (i) refinance Borrower's existing indebtedness for money borrowed and (ii) provide working capital financing and to provide funds for other general corporate purposes;

      WHEREAS, Borrowers desire to secure its obligations under the Loan Documents by granting to Agent, for the ratable benefit of Lenders, a security interest in and lien upon certain of each Borrower's property; and

      WHEREAS, Sports Wholesale, Inc., an Alabama corporation ("Guarantor") is willing to guaranty all of the obligations of Borrowers to Agent and Lenders under the Loan Agreement.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Agent and Lenders agree as follows:

                            SECTION 1.  DEFINITIONS

      1.1. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

      "Acceptable CPA" means a firm of independent certified public accountants of recognized national standing (such as the firms widely known as the "Big Six") selected by Borrowers.

      "Accounts" means, all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrowers arising or resulting from the sale of goods or the rendering of services.

      "Affiliate" means any Person (other than Agent or Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in any Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by any Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

      "Agent" means Heller in its capacity as agent for the Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.1.

      "Agent's Account" means ABA No. 0710-0001-3, Account No. 55-34046 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,
Reference: Heller Business Credit for the benefit of Hibbett Sporting Goods, Inc. and Hibbett Team Sales, Inc.

      "Aggregate Formula Borrowing Base" means at any time the sum of each Borrower's Formula Borrowing Base.

      "Aggregate Maximum Revolving Amount" means at any time, an amount equal to $25,000,000 less the aggregate Letter of Credit Reserve.

      "Agreement" means this Loan and Security Agreement as it may be amended, supplemented or otherwise modified from time to time.

      "Anderson Subordinated Bridge Loan" means the subordinated bridge loan made by one or more members of the Anderson Group to Hibbett in the aggregate principal amount of $1,625,000 pursuant to the Anderson Subordinated Bridge Loan Documentation.

      "Anderson Subordinated Bridge Loan Documentation" means the notes evidencing the Anderson Subordinated Bridge Loan and all documents and agreements executed in connection therewith on terms and conditions satisfactory to Agent.

      "Anderson Group" means each of the "Stockholders" of Hibbett as defined in the Purchase and Redemption Agreement.

      "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of any Borrower or any of such Borrower's Subsidiaries other than sales of Inventory in the ordinary course of business.

      "Average Excess Availability" means, for any month, the quotient determined by dividing (a) the sum of the Excess Availability for each day during such month by (b) the number of days in such month.

      "Bank Letters of Credit" means letters of credit issued by a bank for the account of any Borrower and supported by a Risk Participation Agreement.

      "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Chemical Bank, or their successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

      "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

      "Blocked Accounts" has the meaning assigned to that term in subsection
5.6.

      "Borrowers" has the meaning assigned to that term in the preamble to this Agreement.

      "Borrowing Agent" shall mean Hibbett.

      "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of each Borrower appropriately completed and in substantially the form of Exhibit 1.1(A).

      "Bridge Loan Documentation" means, collectively, the Anderson Subordinated Bridge Loan Documentation and the Saunders Subordinated Bridge Loan Documentation.

      "Bridge Loans" means, collectively, the Saunders Subordinated Bridge Loan and the Anderson Subordinated Bridge Loan.

      "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois, Pennsylvania, Alabama or for the purposes of LIBOR Rate Loans only, London, England or is a day on which banking institutions located in any such state or city are closed.

      "Capital Commitments" means (i) all contracts or commitments for (a) leases of real property and/or improvements which require the making of Capital Expenditures by any Borrower ("Real Property Leases"), (b) Capital Leases in conjunction with any Real Property Leases and (ii) all purchase orders for any fixed assets or improvements.

      "Capital Expenditures" means all expenditures (including deposits and cash down payments for assets acquired under Capital Leases) for any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

      "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

      "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation ("S&P") or at least P-1 from Moody's Investors Service, Inc. ("Moody's"); (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank;
(d) money market funds; and (e) bonds of corporate or municipal issuers having a rating of not less than "A" from Moody's or S&P and having a put feature of not more than one year from the date of purchase.

      "Closing Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of each Borrower appropriately completed and in substantially the form of Exhibit 1.1(B).

      "Closing Date" means November 1, 1995.

      "Collateral" has the meaning assigned to that term in subsection 2.7.

      "Collecting Banks" has the meaning assigned to that term in subsection
5.6.

      "Commitment" or "Commitments" means the commitment or commitments of Lenders to make Loans as set forth in subsections 2.1(A) and/or 2.1(B) and to provide Lender Letters of Credit as set forth in subsection 2.1(G).

      "Dating Program" means a Borrower's sales program pursuant to which such Borrower offers extended dating terms on Accounts which arise from the sale of Inventory to such Borrower's customers during certain prescribed months, which shall at all times be consistent with such program as in effect on the Closing Date.

      "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

      "Default Rate" has the meaning assigned to that term in subsection
2.2(A).

      "EBITDA" means, for any period, without duplication, the total of the following for Borrowers and their Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) Interest Expenses, net of interest income, paid or accrued; (c) interest paid in kind; (d) amortization and depreciation and (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of each Borrower) in which any Borrower or a wholly owned Subsidiary of such Borrower has an ownership interest unless such income is received by such Borrower or such wholly-owned Subsidiary in a cash distribution; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

      "Eligible Accounts" has the meaning assigned to that term in subsection 2.1(C).

      "Eligible Inventory" has the meaning assigned to that term in subsection 2.1(C).

      "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

      "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

      "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

      "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all machinery and all parts thereof and all additions and accessions thereto and replacements therefor but does not include any "fixtures" (as defined in the UCC) or motor vehicles, trucks, trailers, vessels, aircraft and rolling stock.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

      "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

      "Event of Default" means each of the events set forth in subsection 8.1.

      "Excess Availability" means at any time the amount by which the lesser of (a) the Aggregate Maximum Revolving Loan Amount and (b) the Aggregate Formula Borrowing Base exceeds the sum of (a) the outstanding principal balance of the Revolving Loans plus (b) the aggregate amount of trade payables of each Borrower which are due and owing beyond such Borrower's historical payment practices.

      "Excess Cash Flow" means, for any period, the greater of (A) zero (0); or (B) without duplication, the total of the following for Borrowers and their Subsidiaries on a consolidated basis, each calculated for such period: (1) EBITDA; plus (2) tax refunds actually received; less (3) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period but in no event more than the amount permitted by subsection 6.5 hereof); less (4) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; less
(5) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; less (6) Interest Expenses paid or accrued; less (7) mandatory repayments of Indebtedness actually paid and/or due to be paid within such period and permitted under subsection 7.5.

      "Existing Facility" means Hibbett's location at 131 South 25th Street, Birmingham, Alabama.

      "Expiry Date" means November 1, 2000.

      "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

      "Fiscal Quarter" means each fiscal quarter of Borrowers ending on or about April 30, July 31, October 31, and January 31 of each Fiscal Year.

      "Fiscal Year" means each twelve-month period ending on or about January 31 of each year.

      "Fixed Charge Coverage" means, for any period, Operating Cash Flow divided by Fixed Charges.

      "Fixed Charges" means, for any period, and each calculated for such period (without duplication), (a) Interest Expenses paid or accrued by Borrowers and their Subsidiaries; plus (b) scheduled payments of principal with respect to all Indebtedness of Borrowers and their Subsidiaries; plus (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; plus (d) Restricted Junior Payments made in cash to the extent permitted under subsection 7.5(b) plus (e) payment of deferred taxes accrued during any prior period.

      "Formula Borrowing Base" has the meaning given to it in Section
2.1(B)(i).

      "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

      "Funds" means, collectively The SK Equity Fund, L.P. and SK Investment Fund, L.P.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

      "Guarantor" has the meaning assigned to that term in the preamble to this Agreement.

      "Guaranty" means the continuing guaranty executed by Guarantor in substantially the form of Exhibit 1.1(D), as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

      "Hibbett" has the meaning assigned to that term in the preamble to this Agreement.

      "Hibbett Team" has the meaning assigned to that term in the preamble to this Agreement.

      "Indebtedness", as applied to any Person, means without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

      "Individual Borrowing Base" has the meaning assigned to that term in subsection 2.1(B).

      "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, trademarks, tradenames, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

      "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

      "Interest Coverage" means, for any period, Operating Cash Flow divided by Interest Expenses.

      "Interest Expenses" means, without duplication, for any period, the following, for Borrowers and their Subsidiaries each calculated for such period: interest expenses deducted in the determination of net income (excluding the amortization of fees and costs with respect to the transactions contemplated hereunder on the Closing Date which have been capitalized as transaction costs).

      "Interest Period" has the meaning assigned to that term in subsection 2.2(B).

      "Interest Rate" has the meaning assigned to that term in subsection
2.2(A).

      "Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

      "Inventory Report" means a report duly executed by an officer of each Borrower appropriately completed and in substantially the form of Exhibit 1.1(E).

      "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

      "Lender" or "Lenders" has the meaning assigned to that term in the preamble to this Agreement.

      "Lender Addition Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents substantially in the form of
Exhibit 1.1(F).

      "Lender Letter of Credit" has the meaning assigned to that term in subsection 2.1(G).

      "Letter of Credit Liability" means, all reimbursement and other liabilities of each Borrower with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the issuing bank to the extent not reimbursed; and (c) all unpaid interest, fees and expenses.

      "Letter of Credit Reserve" means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus (b) the aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit and not debited to the Loan Account pursuant to subsection 2.1(G)(2) or otherwise reimbursed by Borrowers.

      "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

      "LIBOR Rate" means, for each Interest Period, a rate of interest equal to:

      (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBOR Page as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided that if at least two such offered rates appear on the Reuters Screen LIBOR Page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided further that if Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent at which deposits in Dollars are offered for the relevant Interest Period by Bankers Trust Company, Chase Manhattan Bank, N.A. and Chemical Bank, or their successors, (or their respective successors) to prime banks in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

      (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System:

(such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

      "LIBOR Rate Loan" means at any time that portion of the Loans bearing interest at rates determined by reference to the LIBOR Rate.

      "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any Capital Lease in the nature thereof, and any agreement to give any security interest).

      "Loan" or "Loans" means an advance or advances under the Term Loan Commitment or the Revolving Loan Commitment.

      "Loan Documents" means this Agreement, the Notes, and all other instruments, documents and agreements executed by or on behalf of each Borrower and delivered concurrently herewith or at any time hereafter to or for Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

      "Loan Party" means, collectively, Borrowers, Guarantor and any other Person (other than Agent or any Lender) which is or becomes a party to any Loan Document.

      "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

      "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of any Loan Party on an individual basis or taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce or collect any of the Obligations.

      "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(B)(i).

      "Net Worth" means, as of any date, with respect to Borrowers and their Subsidiaries on a consolidated basis, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) calculated in conformity with GAAP.

      "New Distribution Facility" means the new distribution facility of Borrowers currently under construction at 425 Industrial Lane, Oxmoor Industrial Park, Birmingham, Alabama.

      "Notes" means the Revolving Note and the Term Note.

      "Notice of Borrowing" has the meaning assigned to that term in subsection 2.1(D).

      "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or to any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination
Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, Fixed Charge Coverage covenant or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

      "Operating Cash Flow" means, for any period, (a) EBITDA; less (b) Capital Expenditures.

      "Permitted Contractual Landlords Liens" means security interests which have been granted by a Borrower to landlords pursuant to the leases listed on
Schedule 1.1(D) and which (i) have not been perfected in accordance with applicable law (other than perfected security interests constituting the greater of one and 10% or less of the total number of such contractual landlord security interests) and (ii) secure solely such Borrower's obligations to pay rent and other amounts due under the applicable lease.

      "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party; (e) Liens for purchase money obligations or Capital Leases, provided that (i) the purchase of the asset subject to any such Lien is permitted under subsection 6.3, (ii) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and (iii) such Lien encumbers only the asset so purchased; (f) Liens in favor of Agent, on behalf of Lenders, (g) Liens on the New Distribution Facility to secure a Real Property Financing, (h) Permitted Contractual Landlords Liens and (i) Liens set forth on Schedule 1.1(B).

      "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      "Prepayment Fee" has meaning set forth in Section 2.3(C) hereof.

      "Pro Forma" means the unaudited consolidated balance sheet of Borrowers as of the Closing Date after giving effect to the transactions contemplated by this Agreement. The Pro Forma is annexed hereto as Schedule 1.1(C).

      "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and
(b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1; provided, however, for the purpose hereof, the amount of the Commitment shall be deemed to be the outstanding balance of the respective Loan after the Commitment has been terminated.

      "Projections" means Borrowers' forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a basis consistent with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

      "Purchase and Redemption Agreement" means that certain Stock Purchase and Redemption Agreement dated the Closing Date by and among The SK Equity Fund, L.P., a Delaware limited partnership, SK Investment Fund, L.P. a Delaware limited partnership, Hibbett and the Anderson Group and all exhibits and schedules attached thereto and all other documents and agreements executed in connection therewith.

      "Real Property" means the real property owned or leased by Borrowers or any of their Subsidiaries as described on Schedule 1.1(A).

      "Real Property Documentation" means all documents, agreements, mortgages and instruments executed in connection with a Real Property Financing.

      "Real Property Financing" means either (i) a financing provided by a third-party lender in favor of a Borrower in an amount not to exceed $5,000,000 in principal amount and bearing an effective cost of not more than 11-1/2 percent per annum (including principal and interest payments) or (ii) a Sale Leaseback Transaction in respect of the New Distribution Facility having an initial attributable principal amount not exceeding $5,000,000 and an effective cost of not more than 11-1/2 percent per annum; provided, however, any such financing or Sale Leaseback Transaction shall be secured solely by the New Distribution Facility and the proceeds thereof shall be used to repay the Saunders Subordinated Bridge Loan in full and the Anderson Subordinated Bridge Loan in whole or in part.

      "Reconciliation Report" means a report duly executed by the chief executive officer or chief financial officer of each Borrower appropriately completed and in substantially the form of Exhibit 1.1(G).

      "Requisite Lenders" means Lenders holding or being responsible for fifty-one percent (51%) or more of the sum of (a) outstanding Loans, (b) outstanding Letter of Credit Liability and (c) unutilized Commitments.

      "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower or any of such Borrower's Subsidiaries now or hereafter outstanding, except a stock dividend; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of any Borrower or any of such Borrower's Subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower or any of such Borrower's Subsidiaries now or hereafter outstanding; and (d) any payment by any Borrower or any of such Borrower's Subsidiaries of any management fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

      "Revolving Loan" means all advances made by Lenders pursuant to subsection 2.1(B) and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

      "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make a portion of the Revolving Loan and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(G) as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Loan and to purchase participations in Lender Letters of Credit pursuant to subsection 2.1(G).

      "Revolving Note" means each promissory note of Borrowers in substantially the form of Exhibit 1.1(H), issued pursuant to subsection 2.1(B).

      "Risk Participation Agreement" has the meaning assigned to that term in subsection 2.1(G).

      "Sale Leaseback Transaction" means an arrangement with any Person providing for the leasing (otherwise than pursuant to a Capital Lease) by any Borrower or any of such Borrower's Subsidiaries of any asset that has been or is to be sold, assigned, transferred or otherwise disposed of by such Borrower or such Subsidiary to such Person with the intention of entering into such a lease.

      "Saunders" means Saunders Karp & Co., L.P.

      "Saunders Subordinated Bridge Loan" means the subordinated bridge loan made by one of the Funds to Hibbett in the aggregate principal amount of $2,500,000 pursuant to the Saunders Subordinated Bridge Loan Documentation.

      "Saunders Subordinated Bridge Loan Documentation" means the notes evidencing the Saunders Subordinated Bridge Loan and all documents and agreements executed in connection therewith on terms and conditions satisfactory to Agent.

      "Settlement Date" has the meanings assigned to that term in subsection 9.6(A)(2).

      "Subordinated Debt" means all Indebtedness owing by Borrowers under the Subordinated Notes and the Bridge Loan Documentation.

      "Subordinated Notes" means those certain 12% Subordinated Notes dated the Closing Date issued by Borrowers in favor of one of the Funds and one or more members of the Anderson Group in the aggregate principal sum of $16,000,000 and all documents and agreements executed in connection therewith.

      "Subsidiary" means, with respect to any Borrower or any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Borrower or Person or one or more of the other Subsidiaries of that Borrower or Person or a combination thereof.

      "Tangible Net Worth" means, with respect to Borrowers and their Subsidiaries on a consolidated basis, an amount equal to: (a) Net Worth; less
(b) Intangible Assets; less (c) prepaid expenses; and less (d) all obligations owed to Borrowers and their Subsidiaries by any Affiliate of any Borrower or any of such Borrower's Subsidiaries.

      "Term Loan" means the $1,000,000 Term Loan made pursuant to subsection 2.1(A).

      "Term Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make a portion of the Term Loan in the amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan.

      "Term Note" means each promissory note of Borrowers in substantially the form of Exhibit 1.1(I), issued pursuant to subsection 2.1(A).

      "Termination Date" means the date this Agreement is terminated as set forth in subsection 2.5.

      "Testing Date" means any date at which the Fixed Charge Coverage covenant set forth in Section 6.4 is tested.

      "Total Loan Commitment" means the aggregate commitments of any Lender with respect to the Revolving Loan Commitment and the Term Loan Commitment.

      "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

      "Working Capital" means with respect to Borrowers and their Subsidiaries on a consolidated basis: (a) current assets; less (b) current liabilities; and less (c) the amount of any obligations owed to any Borrower or any of such Borrower's Subsidiaries by any Affiliate of any Borrower or any of such Borrower's Subsidiaries.

      1.2. Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis (except for changes approved by an Acceptable CPA which are in accordance with GAAP). In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrowers and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrowers and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrowers shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrowers; (b) changes in accounting principles recommended by an Acceptable CPA; and (c) changes in carrying value of Borrowers' (or any of their Subsidiaries') assets, liabilities or equity accounts or any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

      1.3. Other Definitional Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. References to the "Subordinated Notes" and the "Subordinated Bridge Loan Documentation" shall mean the Subordinated Notes and Subordinated Bridge Loan Documentation as in effect on the Closing Date. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.
In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


                       SECTION 2.  LOANS AND COLLATERAL

      2.1.  Loans.

            (A) Term Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth, each Lender, severally, agrees to lend to Borrowers, on the Closing Date, its Pro Rata Share of the Term Loan. The Term Loan shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A) and repaid may not be reborrowed. The outstanding balance of the Term Loan shall be due and payable in full on November 1, 1997.

            (B) Revolving Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth, each Lender, severally, agrees to lend to Borrowers from time to time its Pro Rata Share of the Revolving Loan. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time the Aggregate Maximum Revolving Amount. The Revolving Loan to each Borrower shall not exceed at any time an amount outstanding greater than the lesser of (x) the applicable Maximum Revolving Loan Amount or (y) such Borrower's Individual Borrowing Base, and the aggregate outstanding principal balance of all Revolving Loans at any time shall not exceed the Aggregate Maximum Revolving Amount. Revolving Loans may be borrowed, repayed and reborrowed without penalty, all in accordance with the terms and conditions of this Agreement.

                  (i) "Maximum Revolving Loan Amount" means, as to any Borrower as of any date of determination, the lesser of (a) the Revolving Loan Commitment minus the Letter of Credit Reserve applicable to such Borrower's Letters of Credit minus the aggregate outstanding amount of (1) Revolving Loans made to the other Borrower and (2) Letter of Credit Reserves applicable to all other Letters of Credit and (b) the Individual Borrowing Base of such Borrower minus the Letter of Credit Reserve applicable to such Borrower's Letters of Credit ("Formula Borrowing Base").

                  (ii) "Individual Borrowing Base" means, as of any date of determination, with respect to each Borrower an amount equal to the sum of (a) eighty percent (80%) of Eligible Accounts plus (b) during the months of January, April, August and September of each year up to sixty-five percent (65%) of Eligible Inventory of such Borrower plus (c) during the months of February, March, May, June, July, October, November and December of each year up to seventy percent (70%) of Eligible Inventory of such Borrower plus (c) the lesser of (x) $650,000 and (y) (i) sixty-five percent (65%) of Inventory ordered but not received, the payment for which is to be made under documentary Lender Letters of Credit ("Letter of Credit Inventory") less (ii) duty and freight due with respect to the Letter of Credit Inventory, and less in each case such reserves (the "Reserves") as Agent in its reasonable business judgment elects to establish, including, without limitation, reserves for shrinkage, markdowns, unpaid taxes, overdue and unpaid rent for each of Borrowers' leased locations and for the preservation of the Collateral and Agent's security interest therein. Agent shall endeavor to give Borrowing Agent telephonic notice concurrently with any imposition of a Reserve; provided, however, that Agent's failure to give such notice shall not result in any liability to Agent or any Lender.

            (C)   Eligible Collateral.

            "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts that Agent, in its reasonable judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agent, the following Accounts are not Eligible Accounts:

                  (1) Accounts (other than Accounts under the Dating Program) which, at the date of issuance of the respective invoice therefor, were payable more than sixty (60) days after the date of issuance of such invoice and with respect to Accounts under the Dating Program which at the date of issuance of the respective invoice therefor, were payable more than one hundred eighty (180) days after the date of issuance of such invoice;

                  (2) Accounts (other than Accounts under the Dating Program) which remain unpaid for more than sixty (60) days after the due date specified in the original invoice or for more than ninety (90) days after the invoice date if no due date was specified or with respect to Accounts under the Dating Program, Accounts which remain unpaid for more than thirty (30) days after the due date or one hundred ninety (190) days after the invoice date;

                  (3) Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by Borrowers, but only to the extent of such credit;

                  (4) Accounts due from a customer whose principal place of business is located outside the United States of America;

                  (5) Accounts due from a customer which Agent has notified Borrowers does not have a satisfactory credit standing;

                  (6) Accounts with respect to which the customer is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof unless such Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C.
Section 3727) or any applicable statute or municipal ordinance of similar purpose and effect;

                  (7) Accounts with respect to which the customer is an Affiliate of a Borrower or a director, officer, agent, stockholder or employee of any Borrower or any of its Affiliates;

                  (8) Accounts due from a customer if more than twenty-five percent (25%) of the aggregate amount of Accounts of such customer have at the time remained unpaid for more than sixty (60) days after due date or ninety
(90) days after the invoice date if no due date was specified;

                  (9) Accounts with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

                  (10) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of Agent, on behalf of Lenders;

                  (11) Accounts with respect to which Agent, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest;

                  (12) Accounts subject to any Lien except those in favor of Agent, on behalf of Lenders;

                  (13) Accounts with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding;

                  (14) Accounts due from a customer to the extent that such Accounts exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date;

                  (15) Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or a contractual right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                  (16) Accounts with respect to which the customer is located in Indiana, New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless such Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

                  (17) Accounts with respect to which the customer is a creditor of any Borrower, provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by such Borrower to such Person.

                  (18)  Accounts of Hibbett.

            "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by and in the possession of each Borrower and located in the United States of America that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agent, the following is not Eligible Inventory: (a) work-in-process and raw materials; (b) finished goods which do not meet the specifications of the purchase order for such goods; (c) Inventory which Agent determines is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (d) Inventory with respect to which Agent, on behalf of Lenders, does not have a valid, first priority (subject to statutory landlord's Liens described in clause (e) of this definition) and fully perfected security interest; (e) Inventory with respect to which there exists any Lien (other than statutory landlords' Liens and Permitted Contractual Landlords Liens) in favor of any Person other than Agent, on behalf of Lenders; and (f) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i).

            (D) Borrowing Mechanics. (1) LIBOR Rate Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount. (2) On any day when any Borrower desires to borrow under this subsection 2.1, Borrowing Agent shall give Agent telephonic notice of the proposed borrowing by 11:00 a.m. Central time on the Funding Date of a Base Rate Loan and two (2) Business Days in advance of the Funding Date of a LIBOR Rate Loan, which notice (a "Notice of Borrowing") must also specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Rate Loans and for LIBOR Rate Loans the Interest Period applicable thereto. Any such telephonic notice shall be confirmed in writing on the same day. Neither Agent nor any Lender shall incur any liability to Borrowers for acting upon any telephonic notice Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.1(D). Neither Agent nor any Lender will make any advance pursuant to any telephonic notice unless Agent has also received the most recent Borrowing Base Certificate and all other documents required under subsection 5.1(F) by 11:00 a.m. Central time. Each advance made to Borrowers under the Revolving Loan shall be deposited by wire transfer in immediately available funds in such account as Borrowing Agent may from time to time designate to Agent in writing. Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest and fees shall be deemed irrevocably to be a request by Borrowers for a Base Rate Revolving Loan on the due date of, and in the amount required to pay, such principal, accrued interest and fees, and the proceeds of each such Revolving Loan if made by Agent or any Lender shall be disbursed by Agent or such Lender by way of direct payment of the relevant obligation.

            (E)   Notes.  Borrowers shall execute and deliver to each Lender
(i) a Term Note to evidence such Lender's portion of the Term Loan, such Term Note to be in the principal amount of the respective Term Loan Commitment of such Lender and with other appropriate insertions, and (ii) a Revolving Note to evidence such Lender's portion of the Revolving Loan, such Revolving Note to be in the principal amount of the Revolving Loan Commitment of such Lender and with other appropriate insertions. In the event of an assignment under subsection 9.1, Borrowers shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the new Commitments of the assigning Lender and its assignee (or in the case of the Term Note, the outstanding principal amount of the assigning Lender's and its assignee's portions of the Term Loan).

            (F) Evidence of Revolving Loan Obligations. The advances constituting the Revolving Loan shall be evidenced by this Agreement, the Revolving Note, and notations made from time to time by Agent in its books and records, including computer records. Agent shall record in its books and records, including computer records, the principal amount of the Revolving Loans owing to each Lender from time to time. Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Agent to make any such notation or record shall not affect the obligations of Borrowers to Lenders with respect to the Revolving Loans.

            (G) Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth, the Revolving Loan Commitments may, in addition to advances under the Revolving Loan, be utilized, upon the request of Borrowing Agent, for (i) the issuance of letters of credit by Agent; or with Agent's consent any Lender, or (ii) the issuance by Agent of risk participations (a Risk Participation Agreement) to banks to induce such banks to issue letters of credit for the account of Borrowers (each of (i) and (ii) above a "Lender Letter of Credit"). Each Lender shall be deemed to have purchased a participation in each Lender Letter of Credit issued on behalf of a Borrower in an amount equal to its Pro Rata Share thereof. In no event shall any Lender Letter of Credit be issued to the extent that a Revolving Loan in the same amount would not have been available to such Borrower under subsection 2.1(B) hereof.

                  (1) Maximum Amount. The aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $1,000,000.

                  (2) Reimbursement. Each Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent or the issuer for any amounts paid with respect to a Lender Letter of Credit including all fees, costs and expenses paid to any bank that issues Bank Letters of Credit ("Reimbursement Obligation"). Each Borrower hereby authorizes and directs Agent, at Agent's option, to debit such Borrower's account (by increasing the principal balance of the Revolving Loan) in the amount of any payment made with respect to any Lender Letter of Credit ("Agent's Option"). All Reimbursement Obligations that are not immediately repaid by Borrowers with the proceeds of a Revolving Loan or otherwise shall bear interest at the Default Rate applicable to Revolving Loans; provided, however, that if Agent chooses not to exercise Agent's Option at a time when no Event of Default has occurred and is then continuing and there would be Excess Availability in an amount greater than $1.00 if such Agent's Option were then exercised, then the Reimbursement Obligations shall bear interest at the rate then applicable to a Base Rate Loan (assuming no Event of Default had occurred and was continuing) rather than at the Default Rate. Agent will endeavor to give Borrowers notice of any failure on the part of any Borrower to immediately repay Lenders as provided for in the immediately preceding sentence and the consequent imposition of the Default Rate for any Lender Letter of Credit provided that Agent's failure to give such notice shall not result in any liability to Agent nor preclude accrual of interest at the Default Rate. In the event that Borrowers shall fail to reimburse Agent on the date of any payment under a Lender Letter of Credit in an amount equal to the amount of such payment, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender, on the next Business Day, shall deliver to Agent an amount equal to its respective participation in same day funds. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in
Section 3. In the event any Lender fails to make available to Agent the amount of such Lender's participation in such Lender Letter of Credit, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

                  (3) Conditions of Issuance. In addition to all other terms and conditions set forth in this Agreement, the issuance of any Lender Letter of Credit shall be subject to the conditions precedent that the letter of credit which a Borrower requests be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty (30) days prior to the Expiry Date.

                  (4) Request for Letters of Credit. Borrowing Agent shall give Agent at least five (5) Business Days prior notice specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and the Borrower which is requesting the Letter of Credit and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the letter of credit being requested.

            (H)   Other Letter of Credit Provisions.

                  (1) Obligations Absolute. The obligation of Borrowers to reimburse Agent or any Lender for payments made under any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                        (a) any lack of validity or enforceability of any Lender Letter of Credit or any other agreement;

                        (b) the existence of any claim, set-off, defense or other right which any Borrower, any Affiliate of a Borrower, Agent or any Lender, on the one hand, may at any time have against any beneficiary or transferee of any Lender Letter of Credit or Bank Letter of Credit (or any Persons for whom any such transferee may be acting), Agent, any Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any of its Affiliates and the beneficiary of the letter of credit);

                        (c) any draft, demand, certificate or any other document presented under any Lender Letter of Credit or Bank Letter of Credit which is forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (d) payment under any Lender Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such letter of credit; provided that, in the case of any payment by Lender under any Lender Letter of Credit, Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit;

                        (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                        (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (2) Nature of Lender's Duties. As between Agent and Lenders, on the one hand, and Borrowers, on the other hand, Borrowers assume all risks of the acts and omissions of, or misuse of any Lender Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment by Agent or any Lender under any Lender Letter of Credit, Agent or Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit; (g) for the credit of the proceeds of any drawing under any Lender Letter of Credit; and (h) for any consequences arising from causes beyond the control of Agent or any Lender as the case may be. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder.

                  (3) Liability. In furtherance and extension of and not in limitation of, the specific provisions herein above set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to Borrowers.

      2.2.  Interest.

            (A) Rate of Interest. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) in the case of Base Rate Loans, the Base Rate plus (a) one quarter of one percent (0.25%) with respect to the Revolving Loan and (b) one and one half percent (1.50%) with respect to the Term Loan and (ii) in the case of LIBOR Rate Loans, the LIBOR Rate plus (a) two and one quarter percent (2.25%) with respect to the Revolving Loan, and (b) three and one half percent (3.50%) with respect to the Term Loan (the "Interest Rate"). The applicable basis for determining the rate of interest shall be selected by Borrowing Agent initially at the time a notice of borrowing is given pursuant to subsection 2.1(D). The basis for determining the interest rate with respect to any Loan or a portion of any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

      After the occurrence and during the continuance of an Event of Default
(i) the Loans and all other Obligations shall, at the option of Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Rate Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be converted to LIBOR Rate Loans.

            (B) Interest Periods. In connection with each LIBOR Rate Loan, Borrowing Agent shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period; provided that:

                  (1) the initial Interest Period for any Loan shall commence on the Funding Date of such Loan;

                  (2) in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                  (3) if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                  (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5), below, end on the last Business Day of a calendar month;

                  (5)   no Interest Period shall extend beyond the Termination
Date;

                  (6) no Interest Period may extend beyond a scheduled principal payout date unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such date and (b) the lesser of the (i) available, unused Revolving Loan Commitment or (ii) Borrowing Base equals or exceeds the principal amount required to be paid on the Loans on such date; and

                  (7) there shall be no more than six (6) Interest Periods relating to LIBOR Rate Loans outstanding at any time.

            (C) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Rate Loans shall be payable to Agent for benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans and at maturity, whether by acceleration or otherwise. Interest on LIBOR Rate Loans shall be payable to Agent for benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Rate Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

            (D) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrowers nor any Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and
(5) neither Borrowers nor any Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

            (E) Conversion or Continuation. Subject to the provisions of subsection 2.2(A) Borrowers shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to LIBOR Rate Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to (a) continue all or any portion of such Loan equal to $500,000 and integral multiplies of $100,000 in excess of that amount as a LIBOR Rate Loan or (b) convert all or any portion of such Loan to a Base Rate Loan. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan, when any Event of Default or Default has occurred and is continuing.

            Borrowing Agent shall deliver a notice of conversion/continuation to Agent no later than 11:00 a.m. (Central time) at least two (2) Business Days in advance of the proposed conversion/ continuation date ("Notice of Conversion/Continuation"). A Notice of Conversion/Continuation shall certify:
(1) the proposed conversion/continuation date (which shall be a Business Day);
(2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

            In lieu of delivering the Notice of Conversion/Continuation, Borrowing Agent may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(E); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

            Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.2(E) and upon conversion/continuation by Lenders in accordance with this Agreement pursuant to any telephonic notice, Borrowers shall have effected such conversion or continuation, as the case may be, hereunder.

      2.3.  Fees.

            (A) Unused Line Fee. Borrowers shall pay to Agent, for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum of the average daily balance of the Revolving Loan plus the average daily face amount of the Lender Letter of Credit Reserve during the preceding Fiscal Quarter multiplied by three eights percent (3/8%) per annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of the first Fiscal Quarter following the Closing Date and on the first day of each Fiscal Quarter thereafter.

            (B) Letter of Credit Fees. Borrowers shall pay to Agent for the benefit of Lenders, a fee with respect to the Lender Letters of Credit in the amount of the average daily amount of Letter of Credit Liability outstanding during such Fiscal Quarter multiplied by two percent (2%) per annum. Such fees will be calculated on the basis of a 360 day year for the actual number of days elapsed and will be payable quarterly in arrears on the first day of each Fiscal Quarter. Borrowers shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent or any Lender to the issuer of Bank Letters of Credit.

            (C) Prepayment Fees. If Borrowers voluntarily terminate the Revolving Loan Commitment, Borrowers at the time of such termination, shall prepay all outstanding Obligations and in addition shall pay to Agent, for the benefit of Lenders, as compensation for the costs of being prepared to make funds available to Borrowers under this Agreement, and not as a penalty, an amount (the "Prepayment Fee") determined by multiplying the percentage set forth below by the Revolving Loan Commitment plus the outstanding balance of the Term Loan: three percent (3%) upon a prepayment during the first Loan Year; two percent (2%) upon a prepayment during the second Loan Year; and one percent (1%) upon a prepayment during third Loan Year and each Loan Year thereafter; provided, however, the Prepayment Fee shall be waived (a) if termination is made in conjunction with an Initial Public Offering or private placement of common stock of Hibbett ("Offering") and Borrowers have in good faith provided Agent and Lenders with reasonable opportunity to provide any senior financing sought in conjunction with such Offering including, without limitation, the right to match the most favorable terms offered by any other bona fide third- party lender or (b) if prepayment is made within ninety (90) days before the Expiry Date.

            (D) Audit Fees. Borrowers agree to pay to Agent for its own account an audit fee for each inspection equal to $650.00 per auditor per day or any portion thereof, together with out of pocket expenses; provided, however, so long as no Event of Default or Default has occurred and is continuing, Borrowers shall pay fees and reasonable out-of-pocket costs and disbursements for (i) no more than four (4) such inspections in any Fiscal Year and (ii) inspections lasting not more than seven (7) days each.

            (E) Other Fees and Expenses. Borrowers shall pay to Agent, for its own account, all charges for returned items and all other bank charges incurred by Agent, as well as Agent's standard wire transfer charges for each wire transfer made under this Agreement.

            (F) Closing Fee. Borrowers shall pay to Agent for the ratable benefit of Lenders on the Closing Date, a closing fee in the amount of $260,000.

            (G) Agency Fee. Borrowers shall pay Agent an annual agency fee in an amount equal to $26,000 per year payable on the Closing Date and on the anniversary date of the Closing Date during each year of the term hereof and such fee shall in no event be subject to any proration.

      2.4.  Payments and Prepayments.

            (A) Manner and Time of Payment. In its sole discretion, Agent may charge principal, interest and fees and all other amounts ("Other Amounts") due and payable hereunder, to the Revolving Loan, all as set forth on Agent's books and records. If Agent elects to bill Borrowers for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. Agent shall endeavor to provide Borrowers with concurrent notice of any charge of Other Amounts to the Revolving Loan. All payments made by Borrowers with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Agent hereunder shall, unless otherwise directed by Agent, be made to Agent's Account or in accordance with subsection 5.6. Proceeds remitted to Agent's Account shall be credited to the Obligations on the first Business Day following the day such proceeds were received; provided, however, for the purpose of calculating interest on the Obligations, such funds shall be deemed received on the first Business Day thereafter. Proceeds remitted to Agent's Account by wire transfer shall be credited to the Obligations on the Business Day received; provided, however, for the purpose of calculating interest on the Obligations such funds shall be deemed received the first Business Day thereafter.

            (B)   Mandatory Prepayments.

                  (1) Overadvance. At any time that the principal balance of the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrowers shall, upon demand by Agent, immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Maximum Revolving Loan Amount.

                  (2) Proceeds of Asset Dispositions. Immediately upon receipt by any Borrower of proceeds of Inventory, and within five (5) Business Days upon receipt by any Borrower of proceeds of any other Asset Disposition (in one or a series of related transactions) (other than a sale of the Existing Facility or a sale of or Sale Leaseback Transaction involving the New Distribution Facility in connection with a Real Property Financing), which proceeds exceed $25,000 (it being understood that if the proceeds exceed $25,000, the entire amount and not just the portion above $25,000 shall be subject to this subsection 2.4(B)(2)), Borrowers shall prepay the Loans in an amount equal to such proceeds net of actual cash costs incurred in connection with such Asset Disposition and taxes paid or payable as a result thereof. If any Borrower reasonably expects net proceeds of any Asset Disposition to be reinvested within 180 days to repair or replace such assets with like assets, such Borrower shall deliver such net proceeds to Agent to be applied to the Revolving Loan, and such Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such net proceeds only for such repair or replacement. If any Borrower fails to reinvest such net proceeds within 180 days, such Borrower hereby authorizes Lenders to make a Revolving Loan to repay the Term Loan as required hereby. All such prepayments shall first be applied in payment of the Term Loan and then, upon payment in full of the Term Loan, such payments shall be applied to the outstanding balance of the Revolving Loans.

                  (3) Prepayments from Excess Cash Flow. So long as the Term Loan is outstanding, within 120 days after the end of each Fiscal Year, Borrowers shall prepay the Term Loan in an amount equal to fifty percent (50%) of Excess Cash Flow for such prior Fiscal Year calculated on the basis of the audited financial statements for such Fiscal Year delivered to Agent and Lenders pursuant to subsection 5.1(c). Concurrently with the making of any such payment, Borrowers shall deliver to Agent and Lenders a certificate of each Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

            (C) Voluntary Prepayments and Repayments. The Revolving Loan Commitment may not be reduced and may only be terminated in full after or concurrently with the payment in full of the Term Loan. Upon termination of the Revolving Loan Commitment, Borrowers shall cause Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Agent's option, Borrowers will deposit cash collateral with Agent in an amount equal to 105% of the Letter of Credit Liability that will remain outstanding after prepayment or repayment. Revolving Loans may be repaid in full or in part without penalty.

            (D) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

      2.5. Term of this Agreement. This Agreement shall be effective until the earlier of the Expiry Date and the date this Agreement is terminated pursuant to Section 8.3 hereof (the "Termination Date"). The Commitments shall (unless earlier terminated) terminate on the Termination Date. On the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, each Borrower's obligation to indemnify Agent and each Lender in accordance with the terms hereof shall continue.

      2.6. Statements. Agent shall render a monthly statement of account to Borrowing Agent within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrowing Agent makes written objection thereto within thirty (30) days from the date such statement is mailed to Borrowing Agent. Borrowers jointly and severally promise to pay all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

      2.7. Grant of Security Interest. To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Borrower hereby grants to Agent, on behalf of Lenders, a continuing security interest, lien and mortgage in and to all right, title and interest of Borrowers in the following property of Borrowers, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Intellectual Property; (I) all deposit accounts of each Borrower maintained with any bank or financial institution; (J) all cash and other monies and property of each Borrower in the possession or under the control of Agent, any Lender or any participant; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (L) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

      2.8. Capital Adequacy and Other Adjustments. In the event Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Agent or such Lender or any corporation controlling Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Agent or such Lender or any corporation controlling Agent or such Lender and thereby reducing the rate of return on Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand from such Lender (with a copy to Agent) or Agent (together with the certificate referred to in the next sentence) pay to Agent or such Lender additional amounts sufficient to compensate Agent or such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent or any Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

      2.9.  Taxes.

            (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Term Note shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender or Agent by the jurisdiction under the laws of which Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrowers shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

            (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                  (1) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

                  (2) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any LIBOR Rate Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrowers shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrowers of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

            (C) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Term Note are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrowers and Agent (i) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Term Note (a "Certificate of Exemption") or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrowers or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrowers and Agent.

            If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrowers and Agent within the time periods set forth in the preceding paragraph, Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrowers shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrowers and Agent.

      2.10. Required Termination and Prepayment. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Rate Loans has become unlawful or impossible by compliance by Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrowing Agent and Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of the LIBOR Rate Loans as contemplated by the subsection 2.11, the obligation of such Lender to make or maintain its LIBOR Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrowers shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.10 is made or, earlier, when required by law, repay or prepay the LIBOR Rate Loans made by such Lender together with all interest accrued thereon or convert the LIBOR Rate Loans to Base Rate Loans.

      2.11. Optional Prepayment/Replacement of Agent or Lenders in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrowing Agent of written notice and demand from Agent or any Lender (an "Affected Lender") for payment of additional costs as provided in subsections 2.8, 2.9 or 2.10, Borrowers may, at their option, notify Agent and such Affected Lender of its intention to do one of the following:

            (A) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender provided, that Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

            (B) Borrowers may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Commitments. Borrowers shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment but excluding the prepayment fee referenced in subsection 2.3(C) and terminate such Affected Lender's Commitments).

      2.12. Compensation. Borrowers shall compensate Lenders, upon written request by Lenders (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by Lenders in connection with the re-employment of such funds), Lenders may sustain: (i) if for any reason (other than a default by Lenders) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or Conversion/Continuation; (ii) if any prepayment of any of its LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrowing Agent; or
(iv) as a consequence of any other default by Borrowers to repay their LIBOR Rate Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Lenders shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

      2.13. Booking of LIBOR Rate Loans. Lenders may make, carry or transfer LIBOR Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of any Lender; provided, however, Lenders shall make, carry or transfer LIBOR Rate Loans at such office so as to avoid the imposition of the provision of subsections 2.8, 2.9 or 2.10 hereof.

      2.14. Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to each Lender under subsection 2.12 shall be made as though such Lender had actually funded its relevant LIBOR Rate Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.12.

                        SECTION 3.  CONDITIONS TO LOANS

      3.1. Conditions to Loans. The obligations of Agent and each Lender to make Loans and the obligation of Agent or any Lender to issue Lender Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the conditions set forth below.

            (A) Closing Deliveries. Agent shall have received, in form and substance satisfactory to Agent, all documents, instruments and information identified on Schedule 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may reasonably request prior to or on the Closing Date.

            (B) Security Interests. Agent shall have received satisfactory evidence that all security interests and liens granted to Agent for the benefit of Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances.

            (C) Closing Date Availability. After giving effect to the consummation of the transactions contemplated hereunder on the Closing Date and the payment by Borrowers of all costs, fees and expenses relating thereto, Excess Availability shall be at least $2,400,000.

            (D) Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrowers to Agent after the Closing Date and approved by Agent.

            (E) Fees. With respect to Loans or Lender Letters of Credit to be made or issued on the Closing Date, Borrowers shall have paid the fees payable on the Closing Date.

            (F) No Default. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing or notice requesting issuance of a Lender Letter of Credit that would constitute an Event of Default or a Default.

            (G) Performance of Agreements. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

            (H) No Prohibition. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

            (I) No Litigation. There shall not be pending or, to the knowledge of Borrowers, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed by Borrowers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the Agent's reasonable judgment, could reasonably be expected to have a Material Adverse Effect.

            (J) Equity Contribution. Borrowers shall have entered into the Purchase and Redemption Agreement and shall have received on or before the Closing Date an aggregate contribution to its equity in cash of not less than $17,176,000 on terms and conditions acceptable to Agent.

            (K) Financial Condition Opinions. On the Closing Date Agent shall have received an executed officer's certificate together with the Pro Formas and the Projections satisfactory in form and substance to Agent, certifying the solvency of Hibbett on a consolidated basis after giving effect to the Indebtedness and Obligations contemplated hereby and as to Borrowers' financial resources, their ability to meet their obligations and liabilities as they become due and to the effect that as of the Closing Date the Borrowers have sufficient capital with which to engage in their business as conducted on the Closing Date and as anticipated to be conducted subsequent to the Closing Date.

            (L)   Subordinated Debt Documents.  On or before the Closing Date
(i) Agent shall have received final executed copies of the Subordinated Notes and the Bridge Loan Documentation and all related agreements, documents and instruments which shall contain provisions acceptable to Agent and the transactions contemplated by such documentation shall be consummated concurrently with the making of the initial Loan hereunder and (ii) Borrowers shall have received cash proceeds of Subordinated Debt in an aggregate amount of not less than $4,574,000.

            (M) Insurance. Lender shall have received in form and substance satisfactory to Agent, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements satisfactory to Agent naming Agent as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured;

            (N) Consents. Agent shall have received any and all consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Loan Documents; and, Agent shall have received such consents and waivers of such third parties as might assert claims with respect to the Collateral (other than the consents of Borrowers' landlords who may claim the benefit of applicable statutory and contractual landlord's liens or contractual change of control provisions), as Agent and its counsel shall deem necessary.

            (O) No Adverse Material Change. (i) Since August 26, 1995, there shall not have occurred (x) any material adverse change in the condition, financial or otherwise, operations, properties of Borrowers, (y) any material damage or destruction to the Collateral considered as a whole nor any material depreciation in the value thereof considered as a whole and (z) any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, prospects, financial condition or results of operations of Borrowers and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect.

             SECTION 4.  BORROWERS' REPRESENTATIONS AND WARRANTIES

      To induce Agent and each Lender to enter into this Agreement, to make Loans and to issue Lender Letters of Credit, each Borrower represents and warrants to Agent and each Lender that the following statements are and will be true, correct and complete:

      4.1.  Organization, Powers, Capitalization.

            (A) Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

            (B) Capitalization. The authorized capital stock of each of the Loan Parties is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties is owned by the stockholders and in the amounts set forth on
Schedule 4.1(B). No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity other than warrants issued pursuant to the Purchase and Redemption Agreement and options under the Borrowers' employee benefit plans.

      4.2. Authorization of Borrowing, No Conflict. Such Borrower has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by each Loan Party do not contravene and will not be in contravention of the corporate charter or bylaws of any Loan Party or contravene any applicable law, agreement or order by which any Loan Party or any Loan Party's property is bound, the effect of which could reasonably be expected to result in a Material Adverse Effect. This Agreement is, and the other Loan Documents, including the Notes when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

      4.3. Financial Condition. All financial statements concerning Borrowers and their Subsidiaries which have been or will hereafter be furnished by Borrowers to Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Borrower based on the unaudited consolidated balance sheet of Borrowers dated August 26, 1995. The Projections delivered and to be delivered have been and will be prepared by Borrower in light of the past operations of the business of Borrowers and their Subsidiaries, and such Projections represent and will represent the good faith estimate of Borrowers and its senior management concerning the most probable course of its business as of the date such Projections are prepared and delivered.

      4.4. Indebtedness and Liabilities. As of the Closing Date, no Borrower has (a) any Indebtedness except as reflected on the Pro Forma or on the most recent financial statements delivered to Agent and Lenders; or (b) any Liabilities other than as reflected on the Pro Forma or the most recent financial statements delivered to Agent and Lenders or as incurred in the ordinary course of business following the date of the Pro Forma or the most recent financial statements delivered to Agent and Lenders.

      4.5. Account Warranties. Each Borrower represents, warrants and covenants as to each Account that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account, other than credits given in the ordinary course of business; the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); a Borrower is the lawful owner of the Account and has the right to assign the same to Agent, for the benefit of Lenders; the Account is free of all security interests, liens and encumbrances other than those in favor of Agent, on behalf of Lenders, and the Account is due and payable in accordance with its terms.

      4.6. Names. Schedule 4.6 sets forth all names, trade names, fictitious names and business names under which each Borrower currently conducts business or has at any time during the past five years conducted business.

      4.7. Locations; FEIN. Schedule 4.7 sets forth the location of each Borrower's principal place of business, the location of each Borrower's books and records, the location of all other offices of each Borrower and all Collateral locations, and such locations are each Borrower's sole locations for its business and the Collateral. Each Borrower's federal employer identification number is set forth on the signature page hereof.

      4.8.  Title to Properties; Liens.  Except as otherwise disclosed on
Schedule 1.1(A), each Borrower has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of each Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which any Borrower or any of such Borrower's Subsidiaries is lessee or lessor which would reasonably be expected to have a Material Adverse Effect.

      4.9. Litigation; Adverse Facts. There are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of each Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

      4.10. Payment of Taxes. All material tax returns and reports of each Borrower and of each Borrower's Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. As of the Closing Date, none of the United States income tax returns of any Borrower or any of such Borrower's Subsidiaries are under audit. No tax liens have been filed and no claims (except as otherwise permitted by Section 5.9) are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each Borrower in respect of any taxes or other governmental charges are in accordance with GAAP.

      4.11. Performance of Agreements. None of the Loan Parties is in default in the performance, observance or fulfillment of any material obligations, covenants or conditions contained in any contract for money borrowed or any material contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

      4.12. Employee Benefit Plans. No Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan other than those listed on Schedule 4.12. Except as set forth in Schedule 4.12, each Borrower, each Subsidiary of each Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

      4.13. Intellectual Property. Each Borrower and each Subsidiary of each Borrower owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted (except to the extent its failure to own or have the right to use such Intellectual Property could not reasonably be expected to have a Material Adverse Effect), and all such Intellectual Property is identified on
Schedule 4.13.

      4.14. Broker's Fees. No broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby other than a fee to (a) Smith Barney, Inc. in the amount of $650,000 plus reasonable expenses and (b) Saunders in an amount previously disclosed to Agent.

      4.15. Environmental Compliance. Each Loan Party has been and is currently in compliance with all applicable Environmental Laws (except to the extent its failure to comply with any such law could not reasonably be expected to have a Material Adverse Effect), including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. To the best of each Borrower's knowledge, there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party.

      4.16. Solvency. As of and from and after the date of this Agreement, each Borrower: (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of such Borrower as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

      4.17. Disclosure. No representation or warranty of any Borrower or any other Loan Party contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to any Borrower that has had or reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.

      4.18. Insurance. Each Borrower and each Subsidiary maintains adequate insurance policies for public liability, property damage for its business and properties, product liability, and business interruption, no notice of cancellation has been received with respect to such policies and Borrower and each of Subsidiary is in compliance with all conditions contained in such policies.

      4.19. Compliance with Laws. Neither any Borrower nor any Subsidiary is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject any Borrower or any Subsidiary, or any of their respective officers to criminal liability or could reasonably be expected to have a Material Adverse Effect and no such violation has been alleged.

      4.20. Bank Accounts. Schedule 4.20 sets forth the account numbers and locations of all bank accounts of each Borrower.

      4.21. Subsidiaries. No Borrower has any Subsidiary other than as set forth on Schedule 4.21.

      4.22. Employee Matters. Except as set forth on Schedule 4.22, (a) no Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of each Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.22, no Borrower is subject to an employment contract.

      4.23. Governmental Regulation. None of the Loan Parties is, or after giving effect to any loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

      The Borrowers may, at any time and from time to time (and subject to subsection 5.13), amend any one or more of the Schedules referred in this
Section 4 and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended, provided, however, that in no event may the Borrowers amend any such Schedule if such amendment would reflect or evidence a Default or Event of Default.


                       SECTION 5.  AFFIRMATIVE COVENANTS

      Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 5 applicable to such Person.

      5.1. Financial Statements and Other Reports. Borrowers will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Agent and each Lender (unless specified to be delivered solely to Agent) the financial statements and other reports described below.

            (A) Monthly Financials. As soon as available and in any event within forty-five (45) days after the end of each month for the period commencing with November of 1995 and ending with May of 1996 and within thirty
(30) days after the end of each month thereafter, Borrowers will deliver (1) the consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

            (B) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrowers will deliver: (1) the consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year;
(2) a schedule of the outstanding Indebtedness of Borrowers and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) a report with respect to the financial statements from an Acceptable CPA, which report shall be unqualified as to going concern and scope of audit of Borrowers and their Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which they concur) and
(b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

            (C) Accountants' Certification and Reports. Together with each delivery of consolidated financial statements of Borrowers and their Subsidiaries pursuant to subsection 5.1(B), Borrowers will deliver (1) a written statement by an Acceptable CPA (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and (2) a letter addressed to Agent and Lenders from such accountants stating that such accountants have been informed that a primary intent of Borrowers was to have the professional services such accountants provided to Borrowers in preparing their audit report and the letter referred to in this subsection 5.1(C) benefit or influence Agent and Lenders, and identifying Agent and Lenders as parties that Borrowers have indicated intend to rely on such professional services provided to Borrowers by such accountants. Promptly upon receipt thereof, Borrowers will deliver copies of all significant reports submitted to Borrowers by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrowers made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

            (D) Compliance Certificate. Together with the delivery of each set of financial statements referenced in subparts (A) and (B) of this subsection 5.1, Borrowers will deliver an officer's certificate as to Borrower's compliance or noncompliance as at the date of such financial statements with the financial covenants set forth in Section 6.

            (E) Borrowing Base Certificates, Registers and Journals. On each Tuesday (or, if such day is not a Business Day, the immediately following Business Day), Borrowers shall deliver to Agent for the week ending the previous Saturday (1) a Borrowing Base Certificate updated to reflect the most recent sales and collections of Borrowers and an assignment schedule of all Accounts created by Borrowers; (2) an invoice register or sales journal describing all sales of Borrowers for such week in form and substance satisfactory to Agent, and, if Agent so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; and (3) a cash receipts journal for such week.

            (F) Reconciliation Reports, Inventory Reports and Listings and Agings. On the Closing Date and within twenty (20) Business Days after the last day of each month and from time to time upon the request of Agent, Borrowers will deliver to Agent: (1) an aged trial balance of all then existing Accounts as of the last day of such period; and (2) an Inventory Report as of the last day of such period. As soon as available and in any event within twenty (20) Business Days after the last day of each month, and from time to time upon the request of Agent, Borrowers will deliver to Agent:
(1) a Reconciliation Report as at the last day of such period; (2) an aged trial balance of all then existing accounts payable as of the last day of such period; provided that during the first Loan Year such aged trial balance need only list accounts payable of Borrowers' five largest vendors; and (3) a detailed inventory listing and cover summary report as of the last day of such period. All such reports shall be in form and substance satisfactory to Agent.

            (G) Management Report. After the end of each Fiscal Quarter through the first anniversary of the Closing Date and, thereafter, together with each delivery of financial statements of Borrowers and their Subsidiaries pursuant to subdivisions (A) and (B) of this subsection 5.1, Borrowers will deliver a management report: (1) describing the operations and financial condition of Borrowers and their Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lenders pursuant to 5.1(P); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of each Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrowers and their Subsidiaries as at the dates and for the periods indicated.

            (H) Appraisals. From time to time, upon the request of Agent, but no more frequently than once during any consecutive 24 month period (except following the occurrence and during the continuation of an Event of Default), Borrowers will obtain and deliver to Agent, at Borrowers' expense, appraisal reports in form and substance and from appraisers satisfactory to Agent, stating the then current fair market and orderly liquidation values of all or any portion of the Inventory.

            (I) Government Notices. Borrowers will deliver to Agent promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning the violation or alleged violation of, or default under any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrowers' payment or non-payment of any taxes including any tax audit.

            (J) Events of Default, etc. Promptly upon any officer of Borrowers obtaining knowledge of any of the following events or conditions, Borrowers shall deliver a certificate of each Borrower's president, chief executive officer specifying the nature and period of existence of such condition or event and what action such Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to any Borrower or any of such Borrower's Subsidiaries or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

            (K) Trade Names. Borrowers will give Agent at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name. Borrowers' use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

            (L) Locations. Borrowers will give Agent at least thirty (30) days advance written notice of any change in any Borrower's principal place of business or any change in the location of its books and records or the Collateral or of any new location for its books and records or the Collateral.

            (M) Bank Accounts. Borrowers will give Agent prompt notice of any new bank accounts any Borrower or any of such Borrower's Subsidiaries intends to establish prior to its opening same.

            (N) Litigation. Promptly upon any officer of any Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrowers to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which is reasonably likely to have a Material Adverse Effect, Borrowers will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

            (O) Projections. As soon as available and in any event no later than thirty (30) days prior to the end of each Fiscal Year of Borrowers, Borrowers will deliver consolidated Projections of Borrower and their Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

            (P) Subordinated Debt and Other Indebtedness Notices. Borrowers shall promptly deliver copies of all notices given or received by any Borrower and any Subsidiary with respect to noncompliance with any term or condition related to any Subordinated Debt and other Indebtedness, and shall promptly notify Lenders and Agent of any potential or actual event of default with respect to any Subordinated Debt or other Indebtedness.

            (Q) Other Information. With reasonable promptness, Borrowers will deliver such other information and data with respect to any Loan Party, any Subsidiary of any Loan Party or the Collateral as Agent or any Lender may reasonably request from time to time.

            (R) Opening Balance Sheet. As soon as available and in any event within ninety (90) days after the Closing Date, Borrowers will deliver an unaudited consolidated Closing Date balance sheet prepared by an officer of each Borrower.

      5.2. Access to Accountants. Each Borrower authorizes Agent and Lenders to discuss the financial condition and financial statements of each Borrower and its Subsidiaries with such Borrower's independent public accountants upon reasonable notice to such Borrower of its intention to do so, and authorizes such accountants to respond to all of Agent's and Lenders' inquiries.

      5.3. Inspection. Each Borrower shall permit Agent and any authorized representatives designated by Agent to visit and inspect any of the properties of any Borrower or any of such Borrower's Subsidiaries, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and affairs, finances and business with its officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Each Borrower acknowledges that Agent intends to make such inspections on at least a quarterly basis. Each Lender may with the consent of Agent, which will not be unreasonably denied, accompany Agent on any such visit or inspection.

      5.4. Collateral Records. Each Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Agent's security interests in the Collateral, for the benefit of Lenders.

      5.5. Account Covenants; Verification. Each Borrower shall, at its own expense: (a) at the request of Agent, cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with subsection 5.6 and (b) use its best efforts to assure prompt payment of all amounts due or to become due under the Accounts. Except to the extent provided in the ordinary course of each Borrower's business consistent with past practices, no discounts, credits or allowances will be issued, granted or allowed by any Borrower to customers and no returns will be accepted without Agent's prior written consent; provided, that until Agent notifies such Borrower to the contrary, Borrower may presume consent. Borrower will immediately notify Agent in the event that a customer alleges any dispute or claim with respect to an Account or of any other circumstances known to any Borrower that may impair the validity or collectibility of an Account having a value equal to or in excess of $10,000. Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, no Borrower shall, without the prior consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

      5.6. Collection of Accounts and Payments. Each Borrower shall establish (a) at the option of Agent, lockboxes and (b) depository accounts (collectively, "Depository Accounts") in such Borrower's name with the applicable banks or the financial institutions listed on Schedule 4.20 and such other financial institutions of which the Agent may be notified in writing by the Borrowing Agent from time to time (each a "Depository Bank"), to which all account debtors shall be instructed directly remit all payments on Accounts. Unless deposited directly into a Depository Account, Borrowers will promptly deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. Borrowers shall cause each Depository Bank to transfer via ACH transfer, on a daily basis, all funds on deposit in each Depository Account (other than a retained balance in the ordinary course of business consistent with past practice) to Agent's Account. Borrowers hereby agree that all payments received by Agent, whether by cash, check, wire transfer or any other instrument, made to such Agent's Account or otherwise received by Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Agent, for the benefit of Lenders. Borrowers shall irrevocably instruct each Depository Bank to promptly transfer all payments or deposits to Depository Accounts into Agent's Account (other than a retained balance in the ordinary course of business consistent with past practice). Borrowers, and any of their Affiliates, employees, agents or other Persons acting for or in concert with Borrowers, shall, acting as trustee for Agent, receive, as the sole and exclusive property of Agent, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of any Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrowers, and immediately upon receipt thereof, Borrowers or such Persons shall remit the same or cause the same to be remitted, in kind, to Agent's account.

      5.7. Endorsement. Borrowers hereby constitute and appoint Agent and all Persons designated by Agent for that purpose as Borrowers' true and lawful attorney-in-fact, with power to endorse Borrowers' name to any of the items of payment or proceeds described in subsection 5.6 above and all proceeds of Collateral that come into Agent's possession or under Agent's control. Both the appointment of Agent as Borrowers' attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

      5.8. Corporate Existence. Borrowers will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Borrowers will promptly notify Agent of any change in its or a Subsidiary's ownership or corporate structure.

      5.9. Payment of Taxes. Borrowers will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon provided that no such tax need be paid if Borrower or a Subsidiary is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or a Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

      5.10. Maintenance of Properties; Insurance. Borrowers will maintain or cause to be maintained in good repair (reasonable wear and tear excepted), working order and condition all material properties used in the business of Borrowers and their Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent. Borrowers shall cause Agent, for the benefit of Lenders, to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Agent and shall collaterally assign to Agent, for the benefit of Lenders, as security for the payment of the Obligations all business interruption insurance of Borrowers. Borrowers shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B).

      5.11. Compliance with Laws. Borrowers will, and will cause each Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which any Borrower or any of such Borrower's Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

      5.12. Further Assurances. Borrowers shall, and shall cause each Subsidiary to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Agent such instruments, certificates of title or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. At Agent's request, Borrowers shall cause any Subsidiary promptly to guaranty the Obligations and to grant to Agent, on behalf of Lenders, security interests in the same type of property of such Subsidiary as currently constitutes "Collateral" under this Agreement to secure the Obligations.

      5.13. Collateral Locations. Borrowers will keep the Collateral at the locations specified on Schedule 4.7. With respect to any new location (which in any event shall be within the continental United States), Borrowers will execute such documents and take such actions as Agent deems necessary to perfect and protect the security interests of the Agent, on behalf of Lenders, in the Collateral prior to the transfer or removal of any Collateral to such new location.

      5.14. Bailees. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrowers' agents or processors, Borrowers shall, upon the request of Lenders, notify such warehouseman, bailee, agent or processor of the security interests in favor of Agent, for the benefit of Lenders, created hereby and shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions.

      5.15. Use of Proceeds and Margin Security. Borrowers shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by any Borrower or any of such Borrower's Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.


                        SECTION 6.  FINANCIAL COVENANTS

      Each Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless such Borrower has received the prior written consent of Requisite Lenders, such Borrower shall comply with all covenants in this Section 6.

      6.1. Tangible Net Worth. Borrowers shall maintain Tangible Net Worth of at least the amounts set forth below at the end of each Fiscal Year set forth below.

            Fiscal Year Ending On
            or About January 31                 Amount
                  1997                          $(9,000,000)
                  1998                          $(7,500,000)
                  1999                          $(6,000,000)
                  2000                          $(4,500,000)

      6.2. Minimum EBITDA. (a) If Borrower's Calculated Fixed Charge Coverage as at the end of any of the periods set forth below is less than .85 to 1, then Borrowers shall be required to achieve EBITDA as at the end of each such period of at least the amounts set forth below.

            Period of Fiscal Quarters           Amount
    On or about November 1, 1995 - on or about  $1,900,000
    January 31, 1996
    On or about November 1, 1995 - on or about  $3,800,000
    April 30, 1996
    On or about November 1, 1995 - on or about  $5,500,000
    July 31, 1996

      (b) Borrowers shall achieve EBITDA as at the end of each of the Fiscal Years set forth below of at least the amounts set forth below.

            Fiscal Year Ending On
            or About January 31                 Amount
                  1997                          $8,000,000
                  1998                          $9,000,000
                  1999                          $10,000,000
                  2000                          $11,000,000

      6.3. Capital Expenditure Limits. The aggregate amount of all Capital Expenditures of Borrowers and their Subsidiaries (excluding (i) trade-ins and (ii) Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds will not exceed the amount set forth below for each period set forth below. In the event that any Borrower or any of such Borrower's Subsidiaries enters into a Capital Lease with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease initially capitalized on Borrowers' or any Subsidiary's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that any Borrower or any of such Borrower's Subsidiaries enters into such Capital Lease. Permitted Capital Expenditures not made in any Fiscal Year may be carried over for one year only to the next Fiscal Year provided, however, any carried-over Capital Expenditure will be deemed used only after all otherwise Permitted Capital Expenditures for that Fiscal Year have been used.

            Fiscal Year                               Amount

            1996                                      $8,000,000
            1997                                      $5,400,000
            1998                                      $7,000,000
            1999                                      $9,400,000
            2000                                      $11,500,000
            2001                                      $10,900,000

      6.4. Fixed Charge Coverage. Borrowers shall not permit its Fixed Charge Coverage as at the end of any period set forth below to be less than the amount set forth below for such period. For purposes of calculating Fixed Charge Coverage for any period, the effect of the payment of up to (i)(a) $2,500,000 of the Saunders Subordinated Bridge Note and (b) $500,000 of the Anderson Subordinated Bridge Note to the extent of the proceeds received from the Real Property Financing, (ii) $850,000 of the Anderson Subordinated Bridge in connection with the conveyance of the Existing Facility and (iii) Capital Expenditures not to exceed $1,600,000 in the aggregate incurred in connection with the construction of the New Distribution Facility ("Calculated Fixed Charge Coverage"), shall be excluded to the extent paid in the applicable period.

            Period of Fiscal Quarters                 Ratio For Period

      On or about November 1, 1995 - on or about      .7 to 1
      January 31, 1996
      On or about November 1, 1995 - on or about      .7 to 1
      April 30, 1996
      On or about November 1, 1995 - on or about      .7 to 1
      July 31, 1996

      Rolling Four Fiscal Quarters
      Ending On or About

            October 31, 1996                          .85 to 1
            January 31, 1997                          .85 to 1
            April 30, 1997                            .85 to 1
            July 31, 1997                             .85 to 1
            October 31, 1997                          .85 to 1
            January 31, 1998                          .90 to 1
            April 30, 1998                            .90 to 1
            July 31, 1998                             .90 to 1
            October 31, 1998                          .90 to 1
            January 31, 1999                          1.00 to 1
            April 30, 1999                            1.00 to 1
            July 31, 1999                             1.00 to 1
            October 31, 1999                          1.00 to 1
            January 31, 2000                          1.10 to 1
            April 30, 2000                            1.10 to 1
            July 31, 2000                             1.10 to 1
            October 31, 2000                          1.10 to 1

      6.5. Interest Coverage. Borrowers shall not permit Interest Coverage for any Fiscal Year to be less than the amount set forth below for such Fiscal Year.

            Fiscal Year Ending On
            or About January 31                             Ratio

                  1997                                1.2 to 1
                  1998                                1.25 to 1
                  1999                                1.30 to 1
                  2000                                1.35 to 1

      6.6. Leverage. At no time during the Fiscal Years set forth below shall the ratio of (i) Consolidated Total Debt (as defined in the Subordinated Notes) at such time to (ii) EBITDA (as defined in the Subordinated Notes) for the four fiscal quarters of Hibbett then most recently ended (considered as a single accounting period), exceed the ratio set forth below opposite such Fiscal Year:

            Fiscal Year Ending On
            or About January 31                             Ratio

                  1996                                5.5:1.0
                  1997                                5.5:1.0
                  1998                                5.0:1.0
                  1999                                5.0:1.0
                  2000 and thereafter                 4.5:1.0


      6.7. Consolidated Fixed Charge Ratio. As of the last day of any Fiscal Quarter of Hibbett, the Consolidated Fixed Charge Ratio (as defined in the Subordinated Notes) of Hibbett will not be less than the applicable ratio set forth below.

            As of any such day on or prior
            to January 31 (or such other
            date as is the last day of the
            Fiscal Year in question) of:              Ratio

            1996                                      1.2:1.0
            1997                                      1.2:1.0
            1998                                      1.2:1.0
            1999                                      1.3:1.0
            2000 and thereafter                       1.4:1.0


                        SECTION 7.  NEGATIVE COVENANTS

      Each Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless such Borrower has received the prior written consent of Requisite Lenders, such Borrower shall not and will not permit any Subsidiary to:

      7.1. Indebtedness and Liabilities. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) intercompany Indebtedness, not to exceed $100,000 outstanding at any time in the aggregate, among any Borrower and a Subsidiary; provided that such Indebtedness is subordinated in right of payment to the Obligations; (c) Indebtedness (excluding capital leases) not to exceed $250,000 in the aggregate at any time outstanding secured by purchase money Liens; (d) Indebtedness under Capital Leases not to exceed $250,000 outstanding at any time in the aggregate; (e) Indebtedness incurred in connection with the Real Property Financing not to exceed $5,000,000 in the aggregate at any time outstanding and which will be secured solely by the New Distribution Facility, (f) Subordinated Debt and (g) Indebtedness existing on the Closing Date and identified on Schedule 1.1(B) and any refinancing thereof which does not increase the aggregate outstanding indebtedness set forth on
Schedule 1.1(B). Except for Indebtedness described permitted in the preceding sentence, Borrowers will not, and will not permit any Subsidiaries to, incur any Liabilities in excess of $500,000 in the aggregate that remain unpaid or unsatisfied more than 30 days when due at any time except for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which any Borrower or any of such Borrower's Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that any Borrower or any of such Borrower's Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

      7.2. Guaranties. Except for endorsements of instruments or items of payment for collection in the ordinary course of business and the subordinated guaranties of Team Sales and Guarantor in favor of the holders of Subordinated Debt, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

      7.3.  Transfers, Liens and Related Matters.

            (A) Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that Borrowers and their Subsidiaries may (i) sell inventory in the ordinary course of business; (ii) make Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $50,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $250,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash;
(4) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, each Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall result from such sale or other disposition and (iii) sell the Existing Facility to the Anderson Group in conjunction with the completion of the New Distribution Facility (so long as the proceeds are applied as partial payment of the Anderson Subordinated Bridge Loan) or transfer, by way of sale or Sale Leaseback Transaction, the New Distribution Facility in connection with a Real Property Financing.

            (B) Liens. Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

            (C) No Negative Pledges. Other than as set forth in the Loan Documents, the Subordinated Notes, the Bridge Notes or documentation relating to any Permitted Lien or Capital Lease or purchase money debt permitted by
Section 7.1 enter into or assume any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

      7.4. Investments and Loans. Make or permit to exist (other than investments in Subsidiaries existing as of the Closing Date) investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $100,000 at any time, (c) loans by one Borrower in another Borrower not to exceed $1,000,000 in the aggregate per Fiscal Year and (d) loans by any Borrower to Guarantor not to exceed $50,000 in the aggregate per Fiscal Year.

      7.5. Restricted Junior Payments. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that: (a) Subsidiaries of each Borrower (including Hibbett Team with respect to Hibbett) may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit such Borrower to pay the Obligations, to make Restricted Junior Payments permitted under clause (b) below and to permit Borrowers to pay expenses incurred in the ordinary course of business; (b) Borrowers may make payments on the Subordinated Debt (including any voluntary prepayments in connection with an Initial Public Offering contemplated therein) in accordance with the terms of the Subordinated Notes and the Bridge Loan Documentation; (c) Borrowers may make a cash payment to one or more members of Anderson Group in the sum of $22,250,000 pursuant to the Purchase and Redemption Agreement, (d) in the absence of an Event of Default which is continuing, Borrowers may pay a fee to Saunders not to exceed $200,000 in the aggregate per Fiscal Year and (e) in the absence of an Event of Default which is continuing, Borrowers may pay such amounts as are required to permit Borrowers to buy out employee stock options pursuant to the Borrowers' stock option plan or to cash out options in connection with the death or discharge of employees; provided, however that after giving effect to such buy out or cash out (i) no Event of Default shall have occurred and (ii) Borrowers shall have Excess Availability of at least $3,000,000.

      7.6. Restriction on Fundamental Changes. (a) Enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

      7.7. Changes Relating to Subordinated Debt. Change or amend the terms of the Subordinated Debt if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the payment provisions of such Indebtedness; (e) change the subordination provisions thereof; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrowers, any Subsidiaries, Agent or any Lender.

      7.8. Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms which are fully disclosed to Agent and Lenders and which are no less favorable to Borrowers than it would obtain in a comparable arm's length transaction with an unaffiliated Person and other than with respect to agreements listed on
Schedule 7.8 hereto and any payments permitted under Section 7.5 hereof.

      7.9. Environmental Liabilities. (a) Violate any applicable Environmental Law the effect of which could reasonably be expected to have a Material Adverse Effect; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

      7.10. Conduct of Business. From and after the Closing Date, engage in any business other than businesses of the type engaged in by Borrowers on the Closing Date.

      7.11. Compliance with ERISA. Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither Borrowers nor any Subsidiary shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

      7.12. Tax Consolidations. File or consent to the filing of any consolidated income tax return with any Person other than with the any other Borrower or any of its or the other Borrower's Subsidiaries.

      7.13. Subsidiaries.  Establish, create or acquire any new Subsidiaries.

      7.14. Fiscal Year.  Change its Fiscal Year.

      7.15. Press Release; Public Offering Materials. Disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law.

      7.16. Bank Accounts. Establish any new bank accounts, or amend or terminate any Depository Account or lockbox agreement unless established in accordance with section 5.6 hereof and Agent is given prompt notice thereof.

      7.17. Capital Commitments. Enter into any Capital Commitments in any month following a month (the "Control Month") during which the Average Excess Availability for the Control Month was less than $1,000,000.


                   SECTION 8.  DEFAULT, RIGHTS AND REMEDIES

      8.1. Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

            (A) Payment. Failure to make payment of any of the Obligations when due and in the case of interest, such failure shall not be cured within five (5) days of the applicable due date; or

            (B) Default in Other Agreements. (1) Failure of any Borrower or any of such Borrower's Subsidiaries to pay when due any principal or interest on any Indebtedness (other than the Obligations), (2) breach or default of any Borrower or any of such Borrower's Subsidiaries with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $250,000 to become or be declared due prior to its stated maturity or (3) an event of default has occurred under the Subordinated Note or the Purchase and Redemption Agreement; or

            (C) Breach of Certain Provisions. Failure of Borrowers to perform or comply with any term or condition contained in subsections 5.1 (A),
(B) and (R), 5.3, 5.5 or 5.6 or contained in Section 6 or Section 7; provided, however, in the event Borrowers fail to comply with the Fixed Charge Coverage covenant set forth in Section 6.4 as of any Testing Date, Borrowers shall not be deemed to be in Default during the period commencing as of such Testing Date through the day immediately preceding the date of the next Testing Date (the "Forbearance Period"), solely with respect to such failure of compliance, but only for so long as Average Excess Availability for the last month prior to the first month of any such Forbearance Period and for each month during such Forbearance Period is not less than $1,000,000. Borrowers shall not be entitled to have successive Forbearance Periods; or

            (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

            (E) Other Defaults Under Loan Documents. Borrowers or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrowers of notice from Agent, or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

            (F) Change in Control. (1) Saunders ceases to beneficially own and control, directly or indirectly, at least fifty-one percent (51%) of the issued and outstanding shares of each class of capital stock of Hibbett entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Hibbett, or
(2) Hibbett ceases to beneficially own and control at least one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of Hibbett Team and Guarantor or (3) the Subordinated Notes held by a Fund or the Saunders Subordinated Bridge Loan Documentation are transferred contrary to the terms thereof; or

            (G) Involuntary Bankruptcy; Appointment of Receiver, etc. (1) A court enters a decree or order for relief with respect to any Borrower or Guarantor in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged:
(a) an involuntary case is commenced against any Borrower, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower, or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of a Borrower, for all or a substantial part of the property of any Borrower; or

            (H) Voluntary Bankruptcy; Appointment of Receiver, etc. (1) An order for relief is entered with respect to any Borrower or any Borrower commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Borrower makes any assignment for the benefit of creditors; or (3) the board of directors of any Borrower adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

            (I) Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of any Borrower or any of such Borrower's Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

            (J) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $100,000 or (2) an amount in the aggregate at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Borrower or any of such Borrower's Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

            (K) Dissolution. Any order, judgment or decree is entered against any Borrower or any of such Borrower's Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

            (L) Solvency. Any Borrower admits in writing its present or prospective inability to pay its debts as they become due; or

            (M) Injunction. Any Borrower or any of such Borrower's Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

            (N) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

            (O) Failure of Security. Agent, on behalf of Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Agent or any Lender to take any action within its control; or

            (P) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any of such Borrower's Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

            (Q) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit not held or hereafter acquired by any Borrower or any of such Borrower's Subsidiaries, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect.

            (R) Forfeiture. There is filed against any Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could result in the confiscation or forfeiture of any material portion of the Collateral.

      8.2. Suspension of Commitments. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Agent may or upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

      8.3. Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders shall, by written notice to Borrowers, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrowers immediately deposit with Agent an amount equal to one hundred five percent (105%) of the Letter of Credit Reserve to enable Lender to make payments under the Lender Letters of Credit when required and such amount shall become immediately due and payable.

      8.4. Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Agent and Lenders at law or in equity, Agent may and shall upon the request of Requisite Lenders exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Agent; (b) require Borrowers to, and Borrowers hereby agree that they will, at their expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (c) withdraw all cash in the Depository Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process, enter upon any premises of Borrowers and take possession of the Collateral;
and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Borrowers agree that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent or any Lender may bid
(which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent or such Lender. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrowers shall remain liable for any deficiency. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrowers hereby specifically waive all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Agent shall not be required to proceed against any Collateral but may proceed against Borrowers directly.

      8.5. Appointment of Attorney-in-Fact. Borrowers hereby constitute and appoint Agent as Borrowers' attorney-in-fact with full authority in the place and stead of Borrowers and in the name of Borrowers, Agent or otherwise, from time to time in Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Agent as Borrowers' attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

      8.6. Limitation on Duty of Agent with Respect to Collateral. Beyond the safe custody thereof, Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

      8.7. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, (a) Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous entry by Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Agent or any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Agent and Lenders; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrowers owing to Agent or any Lender.

      8.8. License of Intellectual Property. Borrowers hereby assign, transfer and convey to Agent, for the benefit Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrowers together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrowers by Agent.

      8.9. Waivers, Non-Exclusive Remedies. No failure on the part of Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.


                   SECTION 9.  ASSIGNMENT AND PARTICIPATION

      9.1.  Assignments and Participations in Loans.

            (A) Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; provided, that (a) such Lender shall first obtain the written consent of Agent and each Borrower, which shall not be unreasonably withheld, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of the Commitments and Loans of such assigning Lender and (c)(i) each such assignment shall be of a pro rata portion of all such assigning Lender's Loans and Commitments hereunder, and (ii) the parties to such assignment shall execute and deliver to Agent for acceptance and recording a Lender Addition Agreement together with (x) a processing and recording fee of $2,500 payable to Agent and (y) the Notes originally delivered to the assigning Lender. Upon receipt of all of the foregoing, Borrowers shall comply with their obligations under the last sentence of subsection 2.1(E). In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. Borrowers hereby acknowledge and agree that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender".

            (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the Expiry Date or the date fixed for any payment of principal interest or fees payable with respect to any Loan in which such holder participates; and (c) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). Borrowers hereby acknowledge and agree that any participation will give rise to a direct obligation of Borrowers to the participant, and the participant shall for purposes of subsection 2.8, 2.9, 2.10, 9.4 and 11.2 be considered to be a "Lender".

            (C) Except as otherwise provided in this subsection 9.1 no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrowers and their Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by subsection 11.21.

            (D) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).

      9.2.  Agent.

            (A) Appointment. Each Lender hereby designates and appoints Heller as its agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3. Agent agrees to act as such on the express conditions contained in this subsection 9.2. The provisions of this subsection 9.2 are solely for the benefit of Agent and Lenders and neither Borrowers nor any Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as an administrative representative of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, Borrowers or any Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

            (B) Nature of Duties. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrowers in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of Borrowers, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

            (C) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent to any liability.

            (D) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

            (E) Indemnification. Each Lender, severally, agrees to reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

            (F) Heller Individually. With respect to its Commitments and the Loans made by it, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

            (G)   Successor Agent.

                  (1) Resignation. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
(30) Business Days' prior written notice to Borrowers and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

                  (2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon receipt of Borrowers' prior consent which shall not unreasonably be withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrowers, shall then appoint a successor Agent who shall serve as Agent until such time, as Requisite Lenders, upon receipt of Borrowers' prior written consent which shall not be unreasonably withheld, appoint a successor Agent as provided above.

                  (3) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

            (H)   Collateral Matters.

                  (1) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by this Agreement or the Loan Documents (i) upon termination of the Commitments and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or
(iii) constituting property leased to Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrowers to be, renewed or extended. In addition during any Fiscal Year (x) Agent may release Collateral having a book value of not more than 10% of the book value of all Collateral, (y) Agent, with the consent of Requisite Lenders, may release Collateral having a book value of not more than 25% of the book value of all Collateral and (z) Agent, with the consent of Lenders having 90% of (i) the Total Loan Commitments and (ii) Loans, may release all the Collateral.

                  (2) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request by Borrowers, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under subsection 9.2(H)(1). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                  (3) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 9.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account.

            (I) Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

            (J) Exercise of Remedies. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

      9.3.  Consents.

            (A) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

            (B) In the event Agent requests the consent of a Lender and such consent is denied, then Heller may, at its option, require such Lender to assign its interest in the Loans to Heller for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrowers. In the event that Heller elects to require any Lender to assign its interest to Heller, Heller will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Heller no later than five (5) days following receipt of such notice.

      9.4. Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrowers or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of Agent. Any Lender which has exercised its right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

      9.5. Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrowers. If Agent elects to require that funds be made available prior to disbursement to Borrowers, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than (a) one (1) Business Day prior to the Funding Date applicable thereto for LIBOR Rate Loans and (b) by 1:00 p.m. Central time on the Funding Date for Base Rate Loans, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 10:00 a.m. Central time on such Funding Date for LIBOR Rate Loans and 3:00 p.m. Central time for Base Rate Loans. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrowing Agent and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 9.5 shall be without premium or penalty. Nothing in this subsection 9.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 9.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

      9.6.  Settlements, Payments and Information.

            (A)   Revolving Loan Advances and Payments; Fee Payments.

                  (1) The Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in
Section 2 and subsection 9.5, Revolving Loan advances and payments may be settled according to the procedures described in subsection 9.6(A)(2) and 9.6(A)(3) of this Agreement. Payments of principal, interest and fees in respect of the Term Loan will be settled on the Business Day received in accordance with the provisions of Section 2. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrowers will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                  (2) Once each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by 1 p.m. Central time by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance. In the event that payments are necessary to adjust the amount of such Lender's share of the Revolving Loan balance to such Lender's Pro Rata Share of the Revolving Loan, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Central time on the Business Day following the Settlement Date.

                  (3) On the first Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrowers for the proceeding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3 p.m. Central time on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

            (B)   Availability of Lender's Pro Rata Share.

                  (1) Unless Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrowers, Agent may assume that such Lender will make such amount available to Agent on the Funding Date or the Business Day following the next Settlement Date, as applicable. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

                  (2) Nothing contained in this subsection 9.6(B) will be deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrowers may have against such Lender as a result of any default by such Lender under this Agreement.

                  (3) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made with respect to any draw on a Lender Letter of Credit.

            (C)   Return of Payments

                  (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                  (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrowers or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

      9.7. Dissemination of Information. Agent will provide Lenders with any information received by Agent from Borrowers which is required to be provided to a Lender hereunder; provided, however, that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

      9.8. Discretionary Advances. Agent may, in its sole discretion, (i) provided that no Event of Default exists, make Revolving Loans in excess of the limitations set forth in subsection 2.1 (B) during the continuance of an Event of Default, make Revolving Loans in excess of the limitations set forth in subsection 2.1 (B) for the purpose of preserving or protection the Collateral.


                         SECTION 10. BORROWING AGENCY

    10.1.   Borrowing Agency Provisions.

            (A) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent and Lenders to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

            (B) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Agent and Lenders shall not incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and Lenders and holds Agent and Lenders harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing Agent or any other action taken by Lender with respect to this
Section 10.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

            (C) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations, by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent and Lenders to any Borrower, failure of Agent and Lenders to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Agent and Lenders of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent and Lenders to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

    10.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until all Obligations have been paid in full.


                          SECTION 11.  MISCELLANEOUS

      11.1. Expenses and Attorneys' Fees. Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to promptly pay all fees, costs and expenses incurred by Agent in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred by Agent in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Lenders; (d) fees, costs and expenses incurred by Agent in connection with forwarding to Borrowers the proceeds of Loans including Agent's or any Lenders' standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including reasonable attorneys' fees and allocated costs of internal counsel) of Agent or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrowers or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

      11.2. Indemnity. In addition to the payment of expenses pursuant to subsection 11.1, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to indemnify, pay and hold Agent and each Lender and any holder of the Notes, and the officers, directors, employees, agents, consultants, auditors, persons engaged by Agent or any Lender and any holder of any of the Notes to evaluate or monitor the Collateral, affiliates and attorneys of Agent, Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Agent or any Lender, Agent's and each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

      11.3. Amendments and Waivers.

            (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or Agent, as applicable; provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Commitment of any Lender; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (iii) extend the scheduled due date of any installment of principal of the Loans; (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) amend or waive this subsection 11.3 or the definitions of the terms used in this subsection 11.3 insofar as the definitions affect the substance of this subsection 11.3; (vi) consent to the assignment or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and (vii) increase the percentages contained in the definition of Borrowing Base and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to the Lenders required herein above to take such action.

            (B) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

            (C) No amendment, modification or waiver of any provision of any Lender Letter of Credit shall be applicable without the written concurrence of the issuer of such Lender Letter of Credit. No notice to or demand on Borrowers or any other Loan Party in any case shall entitle Borrowers or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 11.3 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by a Loan Party, on such Loan Party.

            (D) In the event Agent waives (1) any Default arising under subsection 8.1(E) as a result of the breach of any of the provisions of
Section 5 of this Agreement (other than any such breach which constitutes an Event of Default) or (2) any Default constituting a condition to the funding of any Revolving Loan or issuance of any Lender Letter of Credit, such waiver shall expire on the date upon which the Default which was the subject of such waiver matures into an Event of Default pursuant to the terms of this Agreement.

      11.4. Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or
(d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

            If to Borrowing Agent
               or Borrowers:        c/o Hibbett Sporting Goods, Inc.
                                    131 South 25th Street
                                    Birmingham, Alabama 35211
                                    Telecopy No.:  (205) 956-0164

            With a copy to:         Balch & Bingham
                                    1710 Sixth Avenue North
                                    P.O. Box 206
                                    Birmingham, Alabama 35201
                                    Telecopy No.:  (205) 226-8799

            and a copy to:          Saunders Karp & Co., L.P.
                                    667 Madison Avenue, 21st Floor
                                    New York, New York  10021
                                    Attention:  John Megrue
                                    Telecopy No.:  (212) 755-1624

            If to Agent
               or to Heller:        HELLER FINANCIAL, INC.
                                    500 West Monroe Street
                                    Chicago, Illinois,  60661
                                    Attn:  HBC Portfolio Manager
                                    Telecopy No.:  (312) 441-7026

            With a copy to:         HELLER FINANCIAL, INC.
                                    500 West Monroe Street
                                    Chicago, Illinois  60661
                                    Attn:  Legal Department
                                    Telecopy No.:  (312) 441-7026

      If to any Lender: Its address indicated on the signature page hereto, in a Lender Addition Agreement or in a notice to Agent and Borrowers or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 11.4.

      11.5. Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 11.1 and 11.2 shall survive the payment of the Loans and the termination of this Agreement.

      11.6. Indulgence Not Waiver. No failure or delay on the part of Agent, any Lender or any holder of any the Notes in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      11.7. Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      11.8. Entire Agreement. This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

      11.9. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      11.10. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

      11.11. Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and neither Agent nor any Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided Agent fails or refuses to exercise any remedies against Borrowers after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      11.12. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      11.13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      11.14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of Lenders.

      11.15. No Fiduciary Relationship; Limitation of Liabilities.

            (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to Borrowers.

            (B) Neither Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and Borrowers hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrowers in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrowers hereby waive, release, and agree not to sue Agent or any Lender or any of Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

      11.16. CONSENT TO JURISDICTION. BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TERM NOTE OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWERS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE TERM NOTE, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

      11.17. WAIVER OF JURY TRIAL. BORROWERS, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TERM NOTE OR THE OTHER LOAN DOCUMENTS. BORROWERS, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE TERM NOTE AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      11.18. Construction. Borrowers, Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers, Agent and each Lender.

      11.19. Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

      11.20. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower or any of Borrower's shareholders or any other Person.

      11.21. Confidentiality. Agent and Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrowers in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 11.21. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by Borrowers; provided, however, each Offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by Borrowers in connection herewith.

      11.22. Joint and Several Obligations. Each Borrower further agrees that all Obligations shall be joint and several, and that each Borrower shall make payment upon the Obligations upon their maturity by acceleration or otherwise, and that such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearances granted by Agent and Lenders to any Borrower, failure of Agent or Lenders to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against the other Borrower, the release by Agent and Lenders of any Collateral now or hereafter acquired from any Borrower, failure of Agent and Lenders to realize upon such Collateral in a commercially reasonable manner, and that such agreement by each Borrower to pay upon any notice issued pursuant hereto is unconditional and unaffected by prior recourse by Agent and Lenders to the other Borrowers or any Collateral for such Borrowers' Obligations or the lack thereof. Each Borrower hereby agrees (a) that Agent and Lenders shall be under no obligation to marshal any assets in favor of such Borrower and (b) to waive any right of subrogation with respect to any other Borrower arising out of any obligation which arises as a result of the joint and several obligations of the Borrowers hereunder.



            Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                          HIBBETT SPORTING GOODS, INC.


                                          By: /s/ Michael J. Newsome
                                              ----------------------
                                          Name:  Michael J. Newsome
                                          Title: President

                                          HIBBETT TEAM SPORTS, INC.


                                          By: /s/ Michael J. Newsome
                                              ----------------------
                                          Name:  Michael J. Newsome
                                          Title: President

                                          HELLER FINANCIAL, INC.


                                          By: /s/ Mark Thies
                                              --------------
                                          Name:  Mark Thies
                                          Title: Vice President


                                          Revolving Loan Commitment:
                                          $25,000,000.00

                                          Term Loan Commitment:
                                          $1,000,000.00


                                   EXHIBITS

1.1(A)      Borrowing Base Certificate
1.1(B)      Closing Certificate
1.1(C)      Compliance Certificate
1.1(D)      Guaranty
1.1(E)      Inventory Report
1.1(F)      Lender Addition Agreement
1.1(G)      Reconciliation Report
1.1(H)      Revolving Note
1.1(I)      Term Note


                                   SCHEDULES

1.1(A)      Real Property
1.1(B)      Other Liens
1.1(C)      Pro Forma
1.1(D)      Permitted Contractual Landlords Liens
4.1(B)      Capitalization of Loan Parties
3.1(A)      List of Closing Documents
4.6         Trade Names (Present and Past Five Years)
4.7         Location of Principal Place of Business, Books and Records and
            Collateral
4.12        Employee Benefit Plans
4.13        Intellectual Property
4.20        Bank Accounts
4.21        Subsidiaries
4.22        Employee Matters
5.6         Depository Banks
7.8         Transactions with Affiliates


                               TABLE OF CONTENTS
                                                                          Page

SECTION 1.  DEFINITIONS....................................................  1
    1.1.    Certain Defined Terms..........................................  1
    1.2.    Accounting Terms............................................... 14
    1.3.    Other Definitional Provisions.................................. 15

SECTION 2.  LOANS AND COLLATERAL........................................... 15
    2.1.    Loans.......................................................... 15
    2.2.    Interest....................................................... 22
    2.3.    Fees........................................................... 25
    2.4.    Payments and Prepayments....................................... 26
    2.5.    Term of this Agreement......................................... 27
    2.6.    Statements..................................................... 28
    2.7.    Grant of Security Interest..................................... 28
    2.8.    Capital Adequacy and Other Adjustments......................... 28
    2.9.    Taxes.......................................................... 29
            (A)   No Deductions............................................ 29
            (B)   Changes in Tax Laws...................................... 29
            (C)   Foreign Lenders.......................................... 30
    2.10.   Required Termination and Prepayment............................ 30
    2.11.   Optional Prepayment/Replacement of Agent or Lenders in Respect
            of Increased Costs............................................  31
    2.12.   Compensation................................................... 31
    2.13.   Booking of LIBOR Rate Loans.................................... 31
    2.14.   Assumptions Concerning Funding of LIBOR Rate Loans............. 32

SECTION 3.  CONDITIONS TO LOANS............................................ 32
    3.1.    Conditions to Loans............................................ 32
            (A)   Closing Deliveries....................................... 32
            (B)   Security Interests....................................... 32
            (C)   Closing Date Availability................................ 32
            (D)   Representations and Warranties........................... 32
            (E)   Fees..................................................... 32
            (F)   No Default............................................... 32
            (G)   Performance of Agreements................................ 33
            (H)   No Prohibition........................................... 33
            (I)   No Litigation............................................ 33
            (J)   Equity Contribution...................................... 33
            (K)   Financial Condition Opinions............................. 33
            (L)   Subordinated Debt Documents.............................. 33
            (M)   Insurance................................................ 33
            (N)   Consents................................................. 33
            (O)   No Adverse Material Change............................... 34

SECTION 4.  BORROWERS' REPRESENTATIONS AND WARRANTIES...................... 34
    4.1.    Organization, Powers, Capitalization........................... 34
            (A)   Organization and Powers.................................. 34
            (B)   Capitalization........................................... 34
    4.2.    Authorization of Borrowing, No Conflict........................ 34
    4.3.    Financial Condition............................................ 35
    4.4.    Indebtedness and Liabilities................................... 35
    4.5.    Account Warranties............................................. 35
    4.6.    Names.......................................................... 35
    4.7.    Locations; FEIN................................................ 36
    4.8.    Title to Properties; Liens..................................... 36
    4.9.    Litigation; Adverse Facts...................................... 36
    4.10.   Payment of Taxes............................................... 36
    4.11.   Performance of Agreements...................................... 36
    4.12.   Employee Benefit Plans......................................... 36
    4.13.   Intellectual Property.......................................... 37
    4.14.   Broker's Fees.................................................. 37
    4.15.   Environmental Compliance....................................... 37
    4.16.   Solvency....................................................... 37
    4.17.   Disclosure..................................................... 37
    4.18.   Insurance...................................................... 38
    4.19.   Compliance with Laws........................................... 38
    4.20.   Bank Accounts.................................................. 38
    4.21.   Subsidiaries................................................... 38
    4.22.   Employee Matters............................................... 38
    4.23.   Governmental Regulation........................................ 38

SECTION 5.  AFFIRMATIVE COVENANTS.......................................... 39
    5.1.    Financial Statements and Other Reports......................... 39
            (A)   Monthly Financials....................................... 39
            (B)   Year-End Financials...................................... 39
            (C)   Accountants' Certification and Reports................... 39
            (D)   Compliance Certificate................................... 40
            (E)   Borrowing Base Certificates, Registers and Journals...... 40
            (F)   Reconciliation Reports, Inventory Reports and Listings
                  and Agings..............................................  40
            (G)   Management Report........................................ 40
            (H)   Appraisals............................................... 41
            (I)   Government Notices....................................... 41
            (J)   Events of Default, etc................................... 41
            (K)   Trade Names.............................................. 41
            (L)   Locations................................................ 41
            (M)   Bank Accounts............................................ 41
            (N)   Litigation............................................... 41
            (O)   Projections.............................................. 42
            (P)   Subordinated Debt and Other Indebtedness Notices......... 42
            (Q)   Other Information........................................ 42
            (R)   Opening Balance Sheet.................................... 42
    5.2.    Access to Accountants.......................................... 42
    5.3.    Inspection..................................................... 42
    5.4.    Collateral Records............................................. 42
    5.5.    Account Covenants; Verification................................ 43
    5.6.    Collection of Accounts and Payments............................ 43
    5.7.    Endorsement.................................................... 43
    5.8.    Corporate Existence............................................ 44
    5.9.    Payment of Taxes............................................... 44
    5.10.   Maintenance of Properties; Insurance........................... 44
    5.11.   Compliance with Laws........................................... 44
    5.12.   Further Assurances............................................. 44
    5.13.   Collateral Locations........................................... 45
    5.14.   Bailees........................................................ 45
    5.15.   Use of Proceeds and Margin Security............................ 45

SECTION 6.  FINANCIAL COVENANTS............................................ 45
    6.1.    Tangible Net Worth............................................. 45
    6.2.    Minimum EBITDA................................................. 45
    6.3.    Capital Expenditure Limits..................................... 46
    6.4.    Fixed Charge Coverage.......................................... 46
    6.5.    Interest Coverage.............................................. 47
    6.6.    Leverage....................................................... 48
    6.7.    Consolidated Fixed Charge Ratio................................ 48

SECTION 7.  NEGATIVE COVENANTS............................................. 48
    7.1.    Indebtedness and Liabilities................................... 48
    7.2.    Guaranties..................................................... 49
    7.3.    Transfers, Liens and Related Matters........................... 49
            (A)   Transfers................................................ 49
            (B)   Liens.................................................... 49
            (C)   No Negative Pledges...................................... 50
    7.4.    Investments and Loans.......................................... 50
    7.5.    Restricted Junior Payments..................................... 50
    7.6.    Restriction on Fundamental Changes............................. 50
    7.7.    Changes Relating to Subordinated Debt.......................... 50
    7.8.    Transactions with Affiliates................................... 51
    7.9.    Environmental Liabilities...................................... 51
    7.10.   Conduct of Business............................................ 51
    7.11.   Compliance with ERISA.......................................... 51
    7.12.   Tax Consolidations............................................. 51
    7.13.   Subsidiaries................................................... 51
    7.14.   Fiscal Year.................................................... 51
    7.15.   Press Release; Public Offering Materials....................... 51
    7.16.   Bank Accounts.................................................. 51
    7.17.   Capital Commitments............................................ 52

SECTION 8.  DEFAULT, RIGHTS AND REMEDIES................................... 52
    8.1.    Event of Default............................................... 52
            (A)   Payment.................................................. 52
            (B)   Default in Other Agreements.............................. 52
            (C)   Breach of Certain Provisions............................. 52
            (D)   Breach of Warranty....................................... 52
            (E)   Other Defaults Under Loan Documents...................... 52
            (F)   Change in Control........................................ 53
            (G)   Involuntary Bankruptcy; Appointment of Receiver, etc..... 53
            (H)   Voluntary Bankruptcy; Appointment of Receiver, etc....... 53
            (I)   Liens.................................................... 53
            (J)   Judgment and Attachments................................. 53
            (K)   Dissolution.............................................. 54
            (L)   Solvency................................................. 54
            (M)   Injunction............................................... 54
            (N)   Invalidity of Loan Documents............................. 54
            (O)   Failure of Security...................................... 54
            (P)   Damage, Strike, Casualty................................. 54
            (Q)   Licenses and Permits..................................... 54
            (R)   Forfeiture............................................... 54
    8.2.    Suspension of Commitments...................................... 54
    8.3.    Acceleration................................................... 55
    8.4.    Remedies....................................................... 55
    8.5.    Appointment of Attorney-in-Fact................................ 56
    8.6.    Limitation on Duty of Agent with Respect to Collateral......... 56
    8.7.    Application of Proceeds........................................ 56
    8.8.    License of Intellectual Property............................... 57
    8.9.    Waivers, Non-Exclusive Remedies................................ 57

SECTION 9.  ASSIGNMENT AND PARTICIPATION................................... 57
    9.1.    Assignments and Participations in Loans........................ 57
    9.2.    Agent.......................................................... 58
            (A)   Appointment.............................................. 58
            (B)   Nature of Duties......................................... 58
            (C)   Rights, Exculpation, Etc................................. 59
            (D)   Reliance................................................. 59
            (E)   Indemnification.......................................... 60
            (F)   Heller Individually...................................... 60
            (G)   Successor Agent.......................................... 60
                  (1)   Resignation........................................ 60
                  (2)   Appointment of Successor........................... 60
                  (3)   Successor Agent.................................... 60
            (H)   Collateral Matters....................................... 61
                  (1)   Release of Collateral.............................. 61
                  (2)   Confirmation of Authority; Execution of Releases... 61
                  (3)   Absence of Duty.................................... 61
            (I)   Agency for Perfection.................................... 62
            (J)   Exercise of Remedies..................................... 62
    9.3.    Consents....................................................... 62
    9.4.    Set Off and Sharing of Payments................................ 62
    9.5.    Disbursement of Funds.......................................... 63
    9.6.    Settlements, Payments and Information.......................... 64
            (A)   Revolving Loan Advances and Payments; Fee Payments....... 64
            (B)   Availability of Lender's Pro Rata Share.................. 64
            (C)   Return of Payments....................................... 65
    9.7.    Dissemination of Information................................... 65
    9.8.    Discretionary Advances......................................... 65

SECTION 10. BORROWING AGENCY............................................... 65
    10.1.   Borrowing Agency Provisions.................................... 65
    10.2.   Waiver of Subrogation.......................................... 66

SECTION 11. MISCELLANEOUS.................................................. 66
    11.1.   Expenses and Attorneys' Fees................................... 66
    11.2.   Indemnity...................................................... 67
    11.3.   Amendments and Waivers......................................... 68
    11.4.   Notices........................................................ 68
    11.5.   Survival of Warranties and Certain Agreements.................. 69
    11.6.   Indulgence Not Waiver.......................................... 69
    11.7.   Marshaling; Payments Set Aside................................. 70
    11.8.   Entire Agreement............................................... 70
    11.9.   Independence of Covenants...................................... 70
    11.10.  Severability................................................... 70
    11.11.  Lenders' Obligations Several; Independent Nature of Lenders'
            Rights......................................................... 70
    11.12.  Headings....................................................... 71
    11.13.  APPLICABLE LAW................................................. 71
    11.14.  Successors and Assigns......................................... 71
    11.15.  No Fiduciary Relationship; Limitation of Liabilities........... 71
    11.16.  CONSENT TO JURISDICTION........................................ 71
    11.17.  WAIVER OF JURY TRIAL........................................... 72
    11.18.  Construction................................................... 72
    11.19.  Counterparts; Effectiveness.................................... 72
    11.20.  No Duty........................................................ 72
    11.21.  Confidentiality................................................ 72
    11.22.  Joint and Several Obligations.................................. 73